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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 31, 2009

Dear Shareholder,

        You are cordially invited to attend the 2009 Annual Meeting of Shareholders of Charles River Laboratories International, Inc. to be held at 8:30 a.m. on Thursday, May 7, 2009, at Charles River Laboratories International, Inc., 187 Ballardvale Street, Wilmington, MA 01887.

        At the Annual Meeting, ten persons will be elected to the Board of Directors. The Company will also seek shareholder approval of an amendment to the 2007 Incentive Plan to increase the number of shares available for issuance under the Plan by 2,500,000 shares. In addition to the election of directors and approval of the Plan amendment, the Company will also ask shareholders to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal 2009. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

        Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, we urge you to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

                      Sincerely,

                      James C. Foster
                       Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR PROXY PROMPTLY.

        Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 7, 2009.

        This proxy statement and our Annual Report to Shareholders are available at
www.criver.com/annual2009.

        In addition, our Annual Report on Form 10-K for fiscal year 2008 can be found at the same website.

 CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held on May 7, 2009

To the Shareholders of
Charles River Laboratories International, Inc.

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Charles River Laboratories International, Inc., a Delaware corporation (the Company), will be held on Thursday, May 7, 2009, at Charles River Laboratories International, Inc., 187 Ballardvale Street, Wilmington, MA 01887, at 8:30 a.m., for the following purposes:

  1.
  To elect the ten persons named in this proxy statement as members to the Board of Directors to hold office until the next Annual Meeting of Shareholders.

  2.
  To approve an amendment to the Company's 2007 Incentive Plan to increase the number of shares of Common Stock for issuance thereunder from 6,300,000 to 8,800,000.

  3.
  To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 26, 2009.

  4.
  To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

        The Board of Directors has fixed the close of business on March 19, 2009 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

        All shareholders are cordially invited to attend the Annual Meeting. Attendance at the Annual Meeting will be limited to shareholders and those holding proxies from shareholders.

By Order of the Board of Directors

David P. Johst Corporate Secretary

March 31, 2009

Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

CHARLES RIVER LABORATORIES
INTERNATIONAL, INC.
251 Ballardvale Street
Wilmington, MA 01887
(781) 222-6000

PROXY STATEMENT
For Annual Meeting of Shareholders
To be Held May 7, 2009

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Charles River Laboratories International, Inc., a Delaware corporation (the Company or Charles River), of proxies, in the accompanying form, to be used at the Annual Meeting of Shareholders to be held at Charles River Laboratories International, Inc., 187 Ballardvale Street, Wilmington, MA 01887 on Thursday, May 7, 2009, at 8:30 a.m., and any adjournments thereof (the Meeting). The Notice of Meeting, this Proxy Statement, the enclosed proxy and the Company's Annual Report to Shareholders for the year ended December 27, 2008 are being mailed to shareholders on or about March 31, 2009. Copies of these documents may also be obtained free of charge through our website at www.criver.com/annual2009.

        When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Meeting in accordance with the directions noted thereon. If no direction is indicated on the proxy, the shares represented thereby will be voted "FOR" the election of the Board's nominees as directors and in favor of the amendment to the 2007 Incentive Plan and the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2009.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any shareholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock is necessary to constitute a quorum at the Meeting. Votes of shareholders of record who are present at the Meeting in person or by proxy, abstentions, and broker non-votes (as defined below) are counted as present or represented at the Meeting for purposes of determining whether a quorum exists.

        If you hold your shares of common stock through a broker, bank or other representative, generally the broker or your representative may only vote the common stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter. Broker non-votes are not counted for the purpose of electing directors, approving the proposal to amend the 2007 Incentive Plan or approving the ratification of the independent registered public accounting firm.

        The close of business on March 19, 2009 has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Meeting. As of the close of business on March 19, 2009, the Company had 66,859,575 shares of common stock outstanding and entitled to vote. Holders of common stock at the close of business on the record date are entitled to one vote per share on all matters to be voted on by shareholders.

        The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of common stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, facsimile and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation. The Company has retained Georgeson Inc. to assist in the solicitations of proxies at a cost of approximately $7,500 plus reimbursement of expenses.

Votes Required

        Nominees for election as directors at the Meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting. Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote. The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required to approve the amendment to the Company's 2007 Incentive Plan and to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 26, 2009.

        Shares which abstain from voting as to a particular matter and broker non-votes will not be voted in favor of such matter, and broker non-votes will also not be counted as shares voting on such matter (however, abstentions will be counted as shares voting on a matter). Accordingly, broker non-votes will generally have no effect on the voting on any matter that requires the affirmative vote of a plurality or a majority of the shares voting on the matter, and abstentions will have no effect on a matter that requires the affirmative vote of a plurality voting on the matter but will have the same effect as an "against" vote on any matter that requires the affirmative vote of a majority of the shares voting on the matter. In addition, under New York Stock Exchange rules, the approval of the amendment to the Company's 2007 Incentive Plan also requires that the total votes cast represent a majority of the total outstanding shares entitled to vote.

PROPOSAL ONE
ELECTION OF DIRECTORS

        Under the Company's By-laws, the number of members of the Company's Board of Directors is fixed from time to time by the Board of Directors but may be increased or decreased either by the shareholders or by the majority of directors then in office. Directors serve in office until the next annual meeting of shareholders and until their successors have been elected and qualified or until their earlier death, resignation or removal.

        The Board of Directors has voted to nominate Mr. James C. Foster, Dr. Nancy T. Chang, Mr. Stephen D. Chubb, Dr. Deborah T. Kochevar, Mr. George E. Massaro, Dr. George M. Milne, Jr., Mr. C. Richard Reese, Mr. Douglas E. Rogers, Dr. Samuel O. Thier and Mr. William H. Waltrip for election at the Meeting. There are no family relationships between any of the Company's directors or executive officers. Dr. Kochevar, who joined our Board of Directors in 2008, was originally recommended by our Corporate Governance and Nominating Committee for inclusion on the Company's Board.

        Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee's place. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

        The Board unanimously recommends a vote "FOR" the election of each of these nominees for directors.

 NOMINEES FOR DIRECTORS

Name and Age as of the 2009 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships

James C. Foster	58
		Joined us in 1976 as General Counsel. Over the past 32 years, Mr. Foster has held various staff and managerial positions. Mr. Foster was named President in 1991, Chief Executive Officer in 1992 and Chairman in 2000. Mr. Foster has been a director since 1989.

Nancy T. Chang	59
		Managing Director at OrbiMed Advisors, a healthcare investment firm, since 2007. Previously, Dr. Chang served as President, Chief Executive Officer and Chairman of the Board of Tanox, Inc., until it was sold in 2007. Dr. Chang co-founded Tanox, a public company created to address asthma, allergy, inflammation and diseases affecting the human immune system. From 1986 to 1992, Dr. Chang was an Associate Professor at Baylor College of Medicine in the Division of Molecular Virology. Between 1981 and 1986, Dr. Chang was employed by Centocor, Inc., serving as the Director of Research, Molecular Biology Group, from 1984 to 1986. Dr. Chang serves on the Boards of Directors of the Federal Reserve Bank in Houston and BioHouston, and the Board of Visitors of the University of Texas M.D. Anderson Cancer Center. Dr. Chang has been a director since 2007.

Stephen D. Chubb	65
		Former Chairman and Chief Executive Officer of Matritech, Inc., a leading developer of proteomics-based diagnostic products for the early detection of cancer, from its inception in 1987 until December 2007. He is also a certified public accountant. Previously, Mr. Chubb served as President and Chief Executive Officer of T Cell Sciences, Inc. and as President and Chief Executive Officer of Cytogen Corp. Mr. Chubb serves as Chairman of the Board of Trustees of Mount Auburn Hospital in Cambridge, Massachusetts and a director of Caregroup Healthcare System, Allegro Diagnostics Corp. and Immunetics, Inc. Mr. Chubb has been a director since 1994.

Name and Age as of the 2009 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships

Deborah T. Kochevar	52
		Dean of the Cummings School of Veterinary Medicine at Tufts University since 2006. Previously, Dr. Kochevar was a long-time faculty member and administrator at the College of Veterinary Medicine and Biomedical Sciences, Texas A&M University where she held the Wiley Chair of Veterinary Medical Education. Dr. Kochevar is a past-president of the American College of Veterinary Clinical Pharmacology and is active in the American Veterinary Medical Association, having chaired its Council on Education and the Educational Commission for Foreign Veterinary Graduates. Dr. Kochevar has been a director since October 2008.

George E. Massaro	61
		Director and Vice Chairman of Huron Consulting Group, Inc., a management consulting company, since June 2004 (Vice Chairman since March 2005). Previously, Mr. Massaro had been Chief Operating Officer of Huron Consulting Group, Inc. and Huron Consulting Services LLC from June 2003 until March 2005, and served as a Managing Director of Huron Consulting Services LLC from August 2002 to May 2003. Prior to joining Huron, he was the Managing Partner of Arthur Andersen's New England practice from 1998 to 2002. Mr. Massaro has more than 35 years of accounting and auditing experience with expertise in a broad range of areas. Mr. Massaro also serves as a director of Eastern Bank Corporation, an independent mutual bank holding company in New England. Mr. Massaro is a certified public accountant and has been a director since 2003.

George M. Milne, Jr.	65
		Retired from Pfizer Inc. in 2002 after working at the company in research and management positions for nearly 32 years, including Executive Vice President of Global Research and Development and President of Central Research, with global responsibility for Human and Veterinary Medicine R&D. Dr. Milne serves as a director of Mettler-Toledo International, Inc. and Athersys, Inc., and he also serves on the boards of several private companies. He is a venture partner of Radius Ventures LLC. Dr. Milne has been a director since 2002.

Name and Age as of the 2009 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships

C. Richard Reese	63
		Executive Chairman since 2008 of Iron Mountain Incorporated, a global public information protection and storage company. Prior to that, Mr. Reese was Chairman and the Chief Executive Officer of Iron Mountain since 1981 (Chairman from 1995-2008). Mr. Reese has been a director since 2007.

Douglas E. Rogers	54
		Partner and founding member of Blackstone Healthcare Partners LLC, the healthcare partnership with The Blackstone Group, a public global alternative asset management and provider of financial advisory services, since April 2003. Mr. Rogers has extensive experience in health care private equity investing and investment banking, including as Managing Director of Donaldson Lufkin & Jenrette's Merchant Banking Group and Managing Director of Credit Suisse First Boston's Private Equity Group. Previously, Mr. Rogers was a Vice President at Kidder Peabody & Co., Senior Vice President at Lehman Brothers and head of U.S. Investment Banking at Baring Brothers. Mr. Rogers serves as a director of Gerresheimer Group GmbH, and previously served on our Board from 1999 until 2001. Mr. Rogers has been a director since 2002.

Samuel O. Thier	71
		Professor of Medicine, Emeritus and Health Care Policy, Emeritus at Harvard Medical School, Massachusetts General Hospital. In December 2002, Dr. Thier retired from the position of Chief Executive Officer of Partners HealthCare System, Inc., which he had held since July 1996. Previously, he served as President of Partners HealthCare System, Inc. from 1994 to 1996, Chief Executive Officer of MGH Corporation from 1994 to 1997, President of Massachusetts General Hospital from 1994 through 1996, and as President of Brandeis University from 1991 to 1994. He has served as President of the Institute of Medicine, National Academy of Sciences, and is a Fellow of the American Academy of Arts and Sciences. Dr. Thier was previously a director of the Federal Reserve Bank of Boston and a trustee of The Commonwealth Fund. Dr. Thier is a director of Merck & Co., Inc., a director of the Foundation for the National Institutes of Health, a member of the Boards of Overseers of TIAA-CREF, Cornell University Weill Medical College and the Heller School for Social Policy and Management at Brandeis University. Dr. Thier has been a director since 2000.

Name and Age as of the 2009 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships

William H. Waltrip	71
		Retired Chairman and Chief Executive Officer of Bausch & Lomb, Incorporated. Mr. Waltrip was Chairman of the Board of Directors of Technology Solutions Company from 1993 to 2003. Previously, Mr. Waltrip served as Chief Executive Officer of Technology Solutions Company, as Chairman and Chief Executive Officer of Biggers Brothers, Inc., and as President and Chief Operating Officer of IU International Corporation. He was also previously President, Chief Executive Officer and a director of Purolator Courier Corporation and was formerly a director of Bausch & Lomb. He is a director of Thomas & Betts Corporation and Theravance, Inc. Mr. Waltrip has been a director since 1996.

Corporate Governance

        We are committed to operating our business with integrity and accountability. We strive to meet or exceed all of the corporate governance standards established by the New York Stock Exchange (NYSE), the Securities and Exchange Commission (SEC), and the federal government as implemented by the Sarbanes-Oxley Act of 2002. Each of our Board members, other than Mr. Foster who is also Chief Executive Officer and President of the Company, are independent and have no significant financial, business or personal ties to the Company or management and all of our required Board committees are composed of independent directors. Our Board adheres to our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, which have been communicated to employees and posted on our website. We are diligent in complying with established accounting principles and are committed to providing financial information that is transparent, timely and accurate. We have a Related Person Transactions Policy in order to promote the timely identification of transactions with related persons (as defined by the SEC) and to ensure we give appropriate consideration to any real or perceived conflicts in our commercial arrangements. We have established global processes through which employees, either directly or anonymously, can notify management (and the Audit Committee of the Board of Directors) of alleged accounting and auditing concerns or violations including fraud. Our internal Disclosure Committee meets regularly and operates pursuant to formal disclosure procedures and guidelines to help ensure that our public disclosures, including our periodic reports filed with the SEC, earnings releases and other written information that we disclose to the investment community, are accurate and timely. We will continue to monitor developments in the law and stock exchange regulations and will adopt new procedures consistent with new legislation or regulations. Copies of our Corporate Governance Guidelines, Code of Business Conduct and Ethics and our Related Person Transactions Policy are available on our website at www.criver.com under the "Investor Relations—Corporate Governance" caption.

  Contacting the Board of Directors

        In order to provide shareholders and other interested parties with a direct and open line of communication to the Board of Directors, the Company has adopted the following procedures for communications to directors. Shareholders and other interested parties may contact the Lead Independent Director of the Board of Directors, William H. Waltrip, by writing to Mr. Waltrip, c/o Corporate Secretary, Charles River Laboratories International, Inc., 251 Ballardvale Street, Wilmington, MA 01887, or by email at CRLLeadDirector@crl.com. All communications received in this manner will be kept confidential and forwarded by the Corporate Secretary directly to the Lead Independent Director.

  Director Qualification Standards; Director Independence

        Pursuant to the NYSE listing standards, our Board has adopted a formal set of Director Qualification Standards (Standards) with respect to the determination of director independence. The Standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with the Company or its independent registered public accounting firm. In accordance with these Standards, it must be determined that the director has no material relationship with the Company other than as a director. The Standards also prohibit Audit Committee members from any direct or indirect financial relationship with the Company, and restrict commercial relationships of all directors with the Company. Directors may not be given personal loans or extensions of credit by the Company, and all directors are required to deal at arm's length with the Company and its subsidiaries and to disclose any circumstance that might be perceived as a conflict of interest. The Board has determined that eight of the nine directors standing for re-election to the Board are independent under these Standards. The Board has determined that Mr. Foster does not qualify as an independent director due to his employment as Chief Executive Officer and President of the Company. As a result, Mr. Foster is not a voting member of any committee of the Board, except the Executive Committee.

        In the course of the Board's determining the independence of each director other than Mr. Foster, it considered any transactions, relationships and arrangements as required by the Standards. In particular, with respect to each of the most recent three completed fiscal years, the Board evaluated for:

  •
  each of our non-employee directors, the annual amount of sales to and/or purchases from the organization where he or she serves as an executive officer; and

  •
  Dr. Kochevar, the annual amount of sales (net of any charitable contributions made by the Company) to and/or purchases from the academic institution where she serves as dean of the School of Veterinary Medicine.

In all such evaluations, it was determined that the applicable amounts were below the greater of $1 million or two percent (2%) of the consolidated gross annual revenues of each of those organizations.

        In addition, with respect to all of the Company's non-employee directors, the Board considered the amount of the Company's discretionary charitable contributions to organizations where he or she serves as an officer, director or trustee, and determined that the Company's contributions constituted less than the greater of $1 million or two percent (2%) of such organization's total annual gross revenues during the organization's last three completed fiscal years.

        In conducting this analysis, the Board considered all relevant facts and circumstances, utilizing information derived from the Company's books and records and responses to questionnaires completed by the directors in connection with the preparation of this Proxy Statement. For information about the entities our non-employee directors serve or have served as either (1) an executive officer or (2) an officer, director or trustee of a charitable institution, you are directed to see their biographies adjacent to their pictures above in this Proxy Statement.

        The independent members of the Board of Directors typically meet in executive sessions following each regularly scheduled meeting of the full Board of Directors. Mr. Waltrip, the Lead Independent Director, has been chosen by the Board to preside at the executive sessions of the non-management directors. Mr. Foster does not attend such executive sessions of the Board. The full text of our Director Qualification Standards is available on our website at www.criver.com under the "Investor Relations—Corporate Governance" caption, within our Corporate Governance Guidelines.

The Board of Directors and its Committees

  Meeting Attendance

        All Board members are expected to attend our Annual Meetings of Shareholders, unless an emergency prevents them from doing so. All of the then-current members of the Board attended the 2008 Annual Meeting of Shareholders. During 2008, there were five meetings of the Board of Directors. Each director attended 75% or more of the aggregate number of Board meetings and the committee meetings of the Board on which he or she served during 2008 (for purposes of Dr. Kochevar, we make this determination only from the time of her election to the Board).

  Audit Committee and Financial Experts

        The Audit Committee met five times in 2008. During 2008, the members of the Audit Committee included Messrs. Chubb, Massaro, and Waltrip. The Board of Directors has unanimously determined that Messrs. Chubb and Massaro qualify as "audit committee financial experts" under Item 401(h) of Regulation S-K promulgated under the Securities Exchange Act of 1934 and the NYSE regulations. In addition, the Board of Directors has determined that each of the members of the Audit Committee is "independent" under the rules of the NYSE and the SEC. The Audit Committee is responsible for the engagement of our independent registered public accounting firm, reviewing the plans and results of the audit engagement with our independent registered public accounting firm, approving services performed by and the independence of our independent registered public accounting firm, considering the range of audit and non-audit fees, consulting with our independent registered public accounting firm regarding the adequacy of our internal controls and reviewing annual and quarterly financial statements. The Audit Committee is also responsible for administering our Related Persons Transaction Policy. A copy of the Audit Committee Charter is available on our website at www.criver.com under the "Investor Relations—Corporate Governance" caption.

  Compensation Committee

        The Compensation Committee met four times during 2008 and was comprised of the following members: Dr. Chang and Dr. Milne, and Messrs. Rogers and Waltrip. The Board of Directors has determined that each of the members of the Compensation Committee is "independent" under the rules of the NYSE and the SEC. The primary objective of the Compensation Committee is to develop and implement compensation policies and plans that are appropriate for the Company in light of all relevant circumstances and which provide incentives that further the Company's long-term strategic plan and are consistent with the culture of the Company and the overall goal of enhancing shareholder value. The Compensation Committee reviews compensation structure, policies, and programs to ensure (1) that legal and fiduciary responsibilities of the Board of Directors are carried out and (2) that such structure, policies and programs contribute to the success of the Company. In addition, the Compensation Committee reviews, approves and makes recommendations on the Company's compensation and benefit plans to ensure that they meet corporate objectives. The Compensation Committee determines and approves the compensation of the CEO and reviews the CEO's recommendations on compensation for all of the Company's executive officers, and approves such compensation when determined. As discussed below under "Compensation Discussion and Analysis—Other Factors Underlying the Ongoing Implementation of the Compensation Program—Role of Executive Officers in Setting Compensation Parameters," other than Messrs. Foster and Johst, no executive officers of the Company play a significant, ongoing role in assisting the Compensation Committee in setting executive compensation (or, with respect to the Corporate Governance and Nominating Committee, director compensation). The Compensation Committee also administers the Company's equity incentive plans. A copy of the Compensation Committee Charter is available on our website at www.criver.com under the "Investor Relations—Corporate Governance" caption.

  Compensation Consultant Disclosure

        The Compensation Committee engaged Pearl Meyer & Partners (our outside consultants) as outside compensation consultants to advise the Compensation Committee on all matters related to the Company's senior executives' total cash compensation and long-term incentive compensation. The Company's Human Resources Department assisted in coordinating the selection process that resulted in their engagement, which was conducted through an open "request for proposal." Accordingly, Mr. David Johst, as the executive officer responsible for our human resources department, as well as Mr. Foster, each provided input during the process. In 2008, the outside consultants assisted the Compensation Committee with the following:

  •
  review and validation of the Company's peer competitor group;

  •
  review of the Company's competitive market data for its executives and observations on program design, including pay philosophy, pay levels, and incentive pay mix;

  •
  determination of metrics for annual long-term incentive (LTI) awards for all management levels; and

  •
  preparation of annual tally sheets for use in evaluating total executive pay packages.

        In 2009, the Compensation Committee has also retained the outside consultants to advise it on the amendment to our 2007 Incentive Plan described below in the section of this proxy statement entitled "Proposal Two—Approval of Amendment to 2007 Incentive Plan." In addition, from time to time as requested, the outside consultants provide advice to the Corporate Governance and Nominating Committee with respect to reviewing and structuring our policy regarding fees paid to and other equity compensation awarded to non-employee directors. Except as described above, the Company does not receive any other services from the outside consultants, nor has the Company utilized the services of any other compensation consultant in matters affecting senior executive or director compensation.

  Corporate Governance and Nominating Committee

        The Corporate Governance and Nominating Committee met three times during 2008. The members of the committee included Dr. Thier, Messrs. Chubb, Reese and Waltrip, and Dr. Kochevar (following her election to our Board in October 2008). The Board of Directors has determined that each of the members of the Corporate Governance and Nominating Committee are "independent" under the rules of the NYSE and the SEC. The Corporate Governance and Nominating Committee makes recommendations to the Board on all matters relating to the Board, including development and implementation of policies on composition, participation and size of the Board, changes in the organization and procedures of the Board, and compensation (including equity compensation) of non-employee directors. The Corporate Governance and Nominating Committee oversees matters of corporate governance, including Board performance and director education, and considers and selects director nominees, including those submitted by shareholders in accordance with the by-laws for recommendation to the Board. The Corporate Governance and Nominating Committee also recommends directors for appointment to committees of the Board. The Corporate Governance and Nominating Committee oversees the Company's Corporate Governance Guidelines and Code of Business Conduct and Ethics. A copy of the Corporate Governance and Nominating Committee Charter is available on our website at www.criver.com under the "Investor Relations—Corporate Governance" caption.

        The Corporate Governance and Nominating Committee uses a variety of methods to identify and evaluate nominees for director. The Corporate Governance and Nominating Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Corporate Governance and Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current Board members, professional search firms, shareholders or other persons. All candidates complete a nominee questionnaire that solicits information regarding the nominee's background, board experience, industry experience, independence, financial expertise, and other relevant information and are interviewed by the Chairman of the Board and at least one member of the Corporate Governance and Nominating Committee. These candidates are discussed at regular or special meetings of the Committee, and may be considered at any point during the year. As described below, the Corporate Governance and Nominating Committee considers properly submitted shareholder nominations for candidates for the Board. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials are forwarded to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. The Corporate Governance and Nominating Committee evaluates the candidates based on the minimum qualifications described below as well as the criteria set forth in the Company's Corporate Governance Guidelines. In evaluating such nominations, the Corporate Governance and Nominating Committee seeks to recommend to shareholders a group that can best perpetuate the success of the Company and represent shareholder interests through the exercise of sound judgment using its diversity of experience in various areas.

  Board Nomination Process

        The Corporate Governance and Nominating Committee has adopted guidelines regarding the qualifications required for Board nominees. These guidelines are designed to assure that the Board of Directors is composed of successful individuals who demonstrate integrity, reliability, knowledge of corporate affairs, and an ability to work well together. Diversity in business background, area of expertise, gender and ethnicity are also considered. The criteria for director nominees include: the candidate's professional experience and personal accomplishments; the candidate's independence from the Company and management; the ability of the candidate to attend Board and committee meetings regularly and devote an appropriate amount of effort in preparation for those meetings; the candidate's ability to function as a member of a diverse group; and an understanding of the Board's governance role.

        The Corporate Governance and Nominating Committee will consider director candidates recommended by shareholders. Shareholders may submit director recommendations to the Corporate Secretary, Charles River Laboratories International, Inc., 251 Ballardvale Street, Wilmington, MA 01887. Recommendations for consideration of nominees at the annual meeting of shareholders must be received not less than 120 days before the first anniversary of the date of the Company's Proxy Statement released to shareholders in conjunction with the previous year's meeting.

PROPOSAL TWO
APPROVAL OF AMENDMENT TO THE 2007 INCENTIVE PLAN

        The Board of Directors believes that the continued growth of the Company depends, in large part, upon its ability to attract, motivate and retain key employees and directors, and that stock incentive awards are an important means doing so. However, even after having recently made a significant reduction of targeted stock compensation levels relative to our traditional equity compensation practices, our current pool is not likely to be sufficient to satisfy our equity compensation needs as anticipated by the original 2007 Incentive Plan (the Plan).

        On February 13, 2009, the Board of Directors adopted an amendment to the Plan, subject to shareholder approval, to increase the number of shares of Common Stock available for issuance under the Plan from 6,300,000 to 8,800,000 to ensure that the Company may continue to attract and retain key employees who are expected to contribute to the Company's success. Our Plan utilizes a fungible pool concept (described in more detail below) where each share issued in connection with awards such as restricted stock and unrestricted stock that do not have option-like features (full-value awards) are counted as 2.3 units, and each share issued that is subject to options, stock appreciation rights and other awards that have option-like features and that expire seven years from the date of grant are counted as 1 unit. Accordingly, the Company and our shareholders previously approved the Plan authorizing a maximum of 6,300,000 shares or a minimum of 2,739,130 shares for issuance to eligible participants. As of December 27, 2008, only a maximum of 4,399,402 shares (and a minimum of 1,912,783 shares) remained available for grant under the 2007 Incentive Plan, and as of March 10, 2009 these share amounts were 1,296,518 (maximum) and 563,703 (minimum), respectively. The proposed increase in the number of shares authorized under the Plan is expected to enable the Company to grant stock-based awards through 2010.

        Taking into account the additional 2,500,000 shares the Board has approved to be added to the Plan, depending on the forms of awards granted under the Plan, a maximum of 8,800,000 stock options or stock appreciation rights or a minimum of 3,826,086 full-value awards could be granted under the Plan. Accordingly, taking into account awards currently outstanding under our preexisting plans (as of March 10, 2009) and shares to be granted under the Plan (including the additional 2,500,000 shares), a range of approximately 8,085,436 to 10,231,294 shares may be issuable in the aggregate under all of the Company's stock plans (comprised of awards currently outstanding and shares available for future grant, but excluding the 1,042,659 unvested shares of restricted stock that are currently outstanding). No further awards are permitted to be granted under any preexisting stock option and incentive plans of the Company other than the Plan. The closing price of the Company's common stock on the NYSE on March 19, 2009 was $27.51.

        The Compensation Committee's independent compensation consultant advised it on the Plan amendment. In addition to an overall evaluation of the Company's compensation practices relative to market indicators and peer group companies, the independent compensation consultant has advised the Compensation Committee that the proposed increase in the number of shares authorized under the Plan is consistent with competitive dilution statistics. The Company will continue to monitor the comparative advantages and accounting treatment of equity compensation awards going forward, in order to ensure that the Plan continues to promote retention and create incentives in a manner which benefits our shareholders.

        The affirmative vote of a majority of the votes present or represented and entitled to vote at the Meeting is required to approve the proposed Plan amendment. This means that, assuming a quorum is present, the number of votes cast in favor of the proposal must exceed the number of votes cast against it. In addition, under New York Stock Exchange rules, the approval of the proposed Plan amendment requires that the total vote cast represent a majority of the total outstanding shares entitled to vote. If the amendment to the Plan is not approved by shareholders, the Company will not be able to make the proposed additional 2,500,000 shares available for issuance under the Plan.

        The Board of Directors believes that the amendment to the Plan will help the Company achieve its goals by keeping its incentive compensation program dynamic and competitive with that of other companies.

        The Board of Directors believes that the amended Plan, authorizing the issuance of an additional 2,500,000 shares of common stock, is in the best interest of the Company and its shareholders and recommends a vote "FOR" the approval of the Plan.

Summary of the Plan

        The following is a brief summary of the material terms of the Plan, as proposed. This summary is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix A to the electronic version of this Proxy Statement as filed with the SEC and may be accessed from the SEC's website (www.sec.gov). In addition, a hard copy may be obtained by making a written request to the Corporate Secretary of the Company.

General

        The Company's Board of Directors and the shareholders approved the Plan in 2007. At that time, a total of 6,300,000 shares of Common Stock were reserved for issuance under the Plan. The Plan may be amended by the Board of Directors or the Compensation Committee, provided that any amendment which requires shareholder approval in order to ensure continued qualification under the NYSE rules, favorable federal income tax treatment for any incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the Code), and for awards to be eligible for the performance-based exception under Code Section 162(m), is subject to obtaining such shareholder approval. The Board of Directors has voted to approve an amendment to the Plan to increase by 2,500,000 the aggregate number of shares of Common Stock that may be delivered in satisfaction of awards under the Plan. As of the end of fiscal 2008, the market value of the total number of additional shares to be reserved for issuance under the Plan pursuant to the proposed amendment was $62,550,000. The Plan is being submitted for shareholder approval at the Meeting to ensure qualification of the Plan under the NYSE rules and Sections 422 and 162(m) of the Code.

Eligibility to Receive Awards

        All employees, non-employee directors and individuals providing services to the Company or its affiliates (approximately 8,700 people as of March 1, 2009) are potentially eligible to participate in the Plan. Eligibility for incentive stock options is limited to those individuals whose employment status would qualify them for the tax treatment of Sections 421 and 422 of the Code. Participants are not required to provide consideration to the Company or its affiliates for the grant or extension of awards under the Plan, other than to provide services to the Company or its affiliates.

New Plan Benefits

        The granting of awards under the Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular group or person. The following table reflects the number of awards which were granted under the Plan during fiscal year 2008 to the individuals and groups of individuals described therein:

 2007 Incentive Plan (amended)

Name and Position	Number of Stock Options	Number of Shares of Restricted Stock	Number of Performance Awards(1)
James C. Foster	79,900	28,100	10,175
Chairman, President and Chief Executive Officer
Thomas F. Ackerman	26,100	9,150	6,177
Corporate Executive Vice President and Chief Financial Officer
Real H. Renaud	29,500	10,350	1,775
Corporate Executive Vice President and President, Global Research Models and Services
David P. Johst	26,100	9,150	1,775
Corporate Executive Vice President, Human Resources, General Counsel & Chief Administrative Officer
Nancy A. Gillett	27,800	9,750	1,775
Corporate Executive Vice President and President, Global Preclinical Services
All current executive officers as a group	196,300	68,900	22,177
All current non-employee directors as a group	65,000	22,000	0
Company employees other than current executive officers, as a group	558,900	229,825	6,865

(1)
The amounts in this column reflect the actual payout in February 2009 based upon the achievement of the 12 month performance-based criteria. Initial awards in February 2008 were granted with the expectation that actual payouts were to be within a range of 0%-125% of these amounts. For additional discussion regarding performance awards, please see the section of this proxy statement below entitled "—Description of Awards".

Administration of the Plan

        The Compensation Committee administers the Plan. Subject to the provisions of the Plan, the Compensation Committee determines the persons to whom awards will be granted, the number of shares to be covered by each stock award and the terms and conditions upon which each of the awards may be granted including vesting periods and transferability.

Available Shares

        Subject to adjustment upon certain corporate transactions or events, as proposed, up to a maximum of 8,800,000 shares of common stock (the Fungible Pool Limit) may be subject to stock options, restricted stock, stock appreciation rights, unrestricted stock, deferred stock and other equity-based awards under the Plan. Each share issued or to be issued in connection with awards such as restricted stock and unrestricted stock that do not have option-like features (full-value awards) shall be counted against the Fungible Pool Limit as 2.3 units. Each share issued or to be issued that is subject to options, stock appreciation rights and other awards that have option-like features and that expire seven years from the date of grant shall be counted against the Fungible Pool Limit as 1 unit. Awards not denominated in shares shall not count against the Fungible Pool Limit.

        Shares that are forfeited or cancelled shall not be considered to have been delivered under the Plan, but shares retained by the Company in satisfaction of the exercise price or tax withholding requirements of an award will be considered to have been delivered under the Plan. The Compensation

Committee will administer the appropriate methodology for calculating the number of shares of common stock issued pursuant to the Plan in accordance with the foregoing.

Description of Awards

        The Plan provides for a number of awards including stock options, stock appreciation rights, restricted stock, unrestricted stock, deferred stock, cash performance awards and grants of cash made in connection with other awards in order to help defray in whole or in part the economic cost (including tax cost) of the award to the participant. In addition, the Plan provides that certain awards may be designated as performance awards if they are related to a performance period determined at the time of grant.

  Stock Options

        Stock options under the Plan may be either (1) options intended to qualify as "incentive stock options" under Section 422 of the Code, or (2) non-qualified stock options. Incentive stock options may be granted under the Plan to employees of the Company and its affiliates. Non-qualified stock options may be granted to employees of the Company and its affiliates, consultants and directors.

        In accordance with federal tax laws, the aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which first become exercisable in any calendar year under any incentive stock option of the Company may not exceed $100,000 calculated individually for each option holder. Options granted under the Plan may not be granted at a price less than the fair market value of the common stock on the date of grant, or 110% of fair market value in the case of incentive stock options granted to an employee holding 10% or more of the voting stock of the Company. The Compensation Committee determines the exercise price of each stock option provided that each option must have an exercise price that is not less than the fair market value of the common stock on the date of grant.

  Stock Appreciation Rights (SARs)

        SARs are rights entitling the holder upon exercise to receive cash or stock, as the Compensation Committee determines, equal to a function (determined by such factors as the Compensation Committee deems appropriate) of the amount by which the stock has appreciated in value since the date of the award. The Compensation Committee determines the exercise price of each SAR provided that each SAR must have an exercise price that is not less than the fair market value of the common stock on the date of grant.

  Restricted Stock

        Restricted stock is an award of stock subject to restrictions requiring that such stock be redelivered to the Company if specified conditions are not satisfied.

  Unrestricted Stock

        Unrestricted stock is an award of stock not subject to any restrictions under the Plan.

  Deferred Stock

        Deferred stock is a promise to deliver stock or other securities in the future on specified terms described in each deferred stock agreement.

  Cash Performance Awards

        A cash performance award is a performance award payable in cash.

  Performance Awards

        A performance award refers to an award granted to employees where receipt of an underlying final award is dependent upon satisfaction of specified performance criteria. At the beginning of each performance period, targeted performance levels will be established at which a target performance award may be earned, with a threshold or minimum performance level below which no award will be paid, and a maximum beyond which no additional amounts will be paid. The percentage of each performance award that will become a final award will be determined by the Compensation Committee on the basis of the performance goals established and the performance achieved. A final award may be less than or greater than 100% of the performance award. Final awards may relate to, and upon vesting be paid in the form of, restricted stock, unrestricted stock, deferred stock, cash performance awards or cash (or any combination). Payment of final awards will be contingent upon the participant continuing to render services to the Company at such time (unless this condition is waived by the Compensation Committee).

Vesting and Exercisability

        The Compensation Committee determines the time or times at which awards under the Plan will vest or become exercisable and the terms on which an award will remain exercisable. However, as discussed below, there are certain minimum vesting periods for issuances of full-value awards.

Repricings

        Options and SARs may not be repriced, or replaced or repurchased for cash, without shareholder approval.

Transferability of Awards

        No award granted under the Plan is transferable by the holder except by will or by the laws of descent and distribution.

Certain Share Limits on Awards under the Plan

  Full-Value Award Limitations

        All full-value awards that are not performance-based shall vest over a period of time at least three years or more from the date of grant and all performance-based full-value awards shall be subject to the attainment of performance objectives which require at least 12 months to achieve. However, full-value awards aggregating not more than 5% of the number of shares reserved for issuance under the Plan, as well as full-value awards to outside directors, may be awarded without regard to such vesting requirements.

  Individual Award Limitations

        The maximum number of shares of stock for which stock options may be granted to any person annually from and after adoption of the Plan and prior to March 22, 2017, the maximum number of shares of stock subject to SARs granted to any person annually during such period and the aggregate maximum number of shares of stock subject to other awards that may be delivered (or the value of which may be paid) to any person annually during such period, shall each be 2,000,000. For purposes of the preceding sentence, the repricing of a stock option or SARs will be treated as a new grant to the extent required under Section 162(m), assuming that the repricing is permitted by shareholders. Subject to these limitations, each person eligible to participate in the Plan will be eligible to receive awards covering up to the full number of shares of stock then available for awards under the Plan. No awards may be granted under the Plan after March 22, 2017, but previously granted awards may extend beyond that date.

        In addition, no more than $3,000,000 may be paid to any individual with respect to any cash performance award (other than an award expressed in terms of shares of stock or units representing stock). In applying the dollar limitation of the preceding sentence, multiple cash performance awards to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to the $3,000,000 limit. Multiple cash performance awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company are not included in the limit described above; instead, they are subject in the aggregate to a separate $3,000,000 limit.

Reclassification of Stock

        Under the Plan, if the shares of common stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of common stock as a stock dividend on its outstanding common stock, the Compensation Committee will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan and to the maximum share limits described above, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards then outstanding or subsequently granted, including any exercise prices relating to the awards and any other provision of awards affected by such change.

Certain Transactions

        If the Company undergoes any of (1) a consolidation or merger in which the Company is not the surviving corporation or which results in any individual, entity or "group" acquiring the beneficial ownership directly or indirectly of more than 50% of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (2) a sale or transfer of all or substantially all the Company's assets, or (3) a dissolution or liquidation of the Company (each a Covered Transaction), all outstanding awards under the Plan shall vest and, if relevant, become exercisable, all performance criteria and other conditions to any award shall be deemed satisfied, and all deferrals measured by reference to or payable in shares of stock shall be accelerated. Upon consummation of a Covered Transaction, all awards then outstanding and requiring exercise or delivery shall terminate unless assumed by an acquiring or surviving entity or its affiliate as provided below. In the event of a Covered Transaction, the Compensation Committee may provide for substitute or replacement awards from, or the assumption of awards by, the acquiring or surviving entity or its affiliates on such terms as the Compensation Committee determines.

Federal Income Tax Considerations

        The following is a description of certain U.S. federal income tax consequences of the issuance and exercise of awards under the Plan under U.S. federal income tax laws as currently in effect:

  Incentive Stock Options

        An optionee is generally not taxed on the grant or exercise of an incentive stock option. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be considered an adjustment for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon the exercise of an incentive stock option for at least two years following grant and at least one year following exercise, the optionee's gain (or loss), if any, upon a subsequent disposition of such shares is a capital gain (or loss). The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an incentive stock option before satisfying the one and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain (or loss) in the year of disposition. The amount of the ordinary income will be the lesser of (1) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the exercise price) or (2) the difference between the fair market value of the stock on the exercise date and the exercise price. The balance of the consideration received on such a disposition will be short-term capital gain or long-term capital gain depending on the holding period of the share. The Company is not entitled to an income tax deduction on the grant or exercise of an incentive stock option or on the optionee's disposition of the shares after satisfying the required holding periods described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

  Non-Qualified Stock Options

        The grant of a non-qualified option will not result in taxable income to the optionee or deduction to the Company at the time of grant. The optionee will recognize taxable compensation, and the Company will have a corresponding deduction, at the time of exercise in the amount of the excess of the then fair market value of the shares acquired over the exercise price, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon disposition of the shares, the optionee will generally realize capital gain or loss, and the optionee's basis for determining gain or loss will be the sum of the exercise price paid for the shares plus the amount of compensation income recognized on exercise of the option.

  Stock Appreciation Rights

        The amount of any cash or the fair market value of any stock received by a participant upon the exercise of SARs under the Plan will be subject to ordinary income tax in the year of receipt, and the Company will be entitled to a deduction for such amount.

  Restricted Stock

        A participant who receives restricted stock will recognize no income on the grant of the restricted stock and the Company will not qualify for any deduction, unless the election described below is made by the participant. At the time the restricted stock is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted stock at the time the restriction lapses over the consideration paid for the restricted stock, if any. The holding period that determines whether the participant has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on such date.

        A participant may elect, under Section 83(b) of the Code, within 30 days of his or her receipt of the restricted stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of such transfer of the shares of restricted stock, determined without regard to certain restrictions, over the consideration paid for the restricted stock, if any. If a participant makes such election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. Such forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. Such loss will be a capital loss if the shares are capital assets. If a participant makes an election under Section 83(b), the holding period will commence on the day after the date of receipt and the tax basis will equal the fair market value of shares, determined without regard to the restrictions, on the date of transfer. On a disposition of the shares, a participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

        Whether or not the participant makes an election under Section 83(b), the Company generally will qualify for a deduction, subject to the reasonableness of compensation limitation, equal to the amount that is taxable as ordinary income to the participant, in its taxable year in which such income is included in the participant's gross income. The income recognized by the participant will be subject to applicable withholding tax requirements.

        Dividends paid on restricted stock that is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the participant and will be deductible by the Company subject to the reasonableness limitation. If, however, the participant makes a Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the participant, but will not be deductible by the Company.

  Unrestricted Stock

        Upon receiving an award of unrestricted stock under the Plan, the participant will realize ordinary income to the extent of the fair market value (determined at the time of transfer to the employee) of such shares, over the amount, if any, paid by the employee for the shares. Such taxable amounts will be deductible as compensation by the Company.

  Deferred Stock

        A participant who receives an award of deferred stock will recognize no income on the grant of such award. However, he or she will recognize ordinary compensation income on the transfer of the deferred stock. If at the time of transfer the stock received is subject to a substantial risk of forfeiture, the tax treatment will be the same as discussed above under the caption "—Restricted Stock." In such event, a participant may make a Section 83(b) election described above at the time of transfer.

  Cash Performance Awards

        Generally, a participant will recognize ordinary income and the Company will be entitled to a deduction (and will be required to withhold federal income taxes) with respect to such cash awards at the earliest time at which the participant has an unrestricted right to receive the amount of such cash payment.

        Code Section 162(m) provides that the deduction by a publicly held corporation for compensation paid in a taxable year to the chief executive officer and the three other most highly compensated executive officers of the corporation is limited to $1 million per each individual officer. For purposes of Section 162(m), compensation which meets the requirements of "qualified performance-based compensation" is not subject to the deductibility limitation. The Company believes that awards under the Plan may be able to meet such requirements. However, there can be no assurance that such compensation under the Plan will be fully deductible under all circumstances.

        This general tax discussion is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Plan. Different tax rules may apply to specific participants and transactions under the Plan, particularly in jurisdictions outside the United States.

 Equity Compensation Plan Information

        The following table summarizes, as of December 27, 2008, the number of options issued under the Company's stock option plans and the number of options available for future issuance under these plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plan approved by security holders:
Charles River 2000 Incentive Plan	3,459,396		$41.28	174,618
Charles River 1999 Management Incentive Plan	30,754		$14.52	15,617
Inveresk 2002 Stock Option Plan	136,305		$28.00	—
2007 Incentive Plan	915,765	(1)	$58.25	4,399,402
Equity compensation plans not approved by security holders	—		—	—

Total	4,542,220	(2)	$43.34	4,589,637	(3)

(1)
Includes shares payable under our performance awards granted in fiscal year 2008 under our 2007 Incentive Plan, utilizing 100% target award level of 61,100 shares; actual awards granted in February 2009 differ from this number. The weighted-average exercise prices in column (b) do not take these performance awards into account.

(2)
None of the options outstanding under any equity compensation plan of the Company include rights to any dividend equivalents (i.e., a right to receive from the Company a payment commensurate to dividend payments received by holders of common stock or other equity instruments of the Company).

(3)
On March 22, 2007, the Board of Directors determined that, upon approval of the 2007 Incentive Plan, no future awards would be granted under the preexisting equity compensation plans, including the Charles River 1999 Management Incentive Plan and the Charles River 2000 Incentive Plan. Shareholder approval was obtained on May 8, 2007. Previously, on February 28, 2005, the Board of Directors terminated the Inveresk 2002 Stock Option Plan to the extent that no further awards would be granted thereunder.

        In February and early March 2009 the Company issued its annual equity compensation awards to its employees. Accordingly, the following table summarizes, as of March 10, 2009, the updated number of options issued under the Company's stock option plans and the updated number of options available for future issuance under these plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plan approved by security holders:
Charles River 2000 Incentive Plan	3,374,320		$41.25	272,425
Charles River 1999 Management Incentive Plan	30,754		$14.52	15,617
Inveresk 2002 Stock Option Plan	135,882		$28.05	—
2007 Incentive Plan	2,893,820		$34.47	1,296,518
Equity compensation plans not approved by security holders	—		—	—

Total	6,434,776	(1)	$37.80	1,584,560	(2)

(1)
None of the options outstanding under any equity compensation plan of the Company include rights to any dividend equivalents (i.e., a right to receive from the Company a payment commensurate to dividend payments received by holders of common stock or other equity instruments of the Company).

(2)
On March 22, 2007, the Board of Directors determined that, upon approval of the 2007 Incentive Plan, no future awards would be granted under the preexisting equity compensation plans, including the Charles River 1999 Management Incentive Plan and the Charles River 2000 Incentive Plan. Shareholder approval was obtained on May 8, 2007. Previously, on February 28, 2005, the Board of Directors terminated the Inveresk 2002 Stock Option Plan to the extent that no further awards would be granted thereunder.

        The following table provides additional information regarding the aggregate issuances under the Company's existing equity compensation plans as of March 10, 2009.

Category	Number of securities outstanding	Weighted-average exercise price	Weighted average term
	(a)	(b)	(c)
Total number of restricted shares outstanding(1)	1,042,659	$—	—
Total number of options outstanding	6,434,776	$37.80	5.48

(1)
For purposes of this table, only unvested restricted stock as of March 10, 2009 is included. Also for purposes of this table only, the total includes 91,579 restricted stock units granted to certain employees of the Company outside of the United States.

 PROPOSAL THREE
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 26, 2009 and the effectiveness of the Company's internal control over financial reporting as of December 26, 2009. PricewaterhouseCoopers LLP was the Company's independent registered public accounting firm for the fiscal year ended December 27, 2008 and audited the Company's financial statements for the fiscal year ended December 27, 2008 and the effectiveness of the Company's internal control over financial reporting as of December 27, 2008. The Audit Committee proposes that the shareholders ratify this appointment for the fiscal year ending December 26, 2009. The Company expects that a representative of PricewaterhouseCoopers LLP will be present at the Meeting, with the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

        In the event that ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company is not obtained at the Meeting, the Audit Committee will reconsider its appointment.

        The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to ratify the appointment of the independent registered public accounting firm.

Statement of Fees Paid to Independent Registered Public Accounting Firm

        The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements for the years ended December 27, 2008 and December 29, 2007, and fees for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2008	2007
Audit fees(1)	$2,996,907	$2,840,318
Audit-related fees(2)	1,009,232	112,759
Tax fees(3)	538,834	256,680
All other fees(4)	6,000	6,000

Total(5)	$4,550,973	$3,215,757

(1)
Audit fees consisted of work performed in the integrated audit of the Company's annual consolidated financial statements filed on Form 10-K, audit activity directly related to Section 404 of the Sarbanes-Oxley Act of 2002, reviews of the Company's quarterly condensed consolidated financial statements filed on Forms 10-Q, and the audits of statutory financial statements of certain foreign subsidiaries. All such services were approved in advance by the Audit Committee.

(2)
Audit-related fees consisted principally of fees for financial due diligence services for potential acquisitions, consultations regarding information system controls and work performed in the audit of the Company's employee benefit plans. All such services were approved in advance by the Audit Committee.

(3)
Tax fees related to tax compliance, consulting, and tax return preparation. All such services were approved in advance by the Audit Committee.

(4)
All other fees consisted of fees for an accounting research tool. All such services were approved in advance by the Audit Committee.

(5)
None of the non-audit services constitute a prohibited activity for the Company's independent auditor under the Sarbanes-Oxley Act of 2002 or related SEC or NYSE regulations.

Policy and Procedures on Engagement and Retention of the Independent Auditor for Audit, Audit-Related and Non-Audit Services

        Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the Company's independent auditor. In recognition of this responsibility, the Audit Committee has established a policy for pre-approving all audit and permissible non-audit services provided by its independent registered public accounting firm.

        Prior to engagement of the independent registered public accounting firm for the next year's audit, management submits to the Audit Committee for approval a summary of services expected to be rendered during that year for all such services. Prior to engagement, the Audit Committee pre-approves a budget for each category of services. The Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget, quarterly and by category of service. Additional service engagements that exceed these pre-approved limits must be submitted to the Audit Committee for pre-approval. The Audit Committee of the Board of Directors has considered whether the provision of the services described above under the captions "tax fees" and "all other fees" is compatible with maintaining PricewaterhouseCoopers LLP's independence. The Audit Committee has concluded that these services do not compromise PricewaterhouseCoopers LLP's independence.

        The Audit Committee recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 26, 2009.

 BENEFICIAL OWNERSHIP OF SECURITIES

        The following table sets forth certain information as of March 1, 2009, with respect to the beneficial ownership of shares of the Company's common stock by (1) each person known to the Company to own beneficially more than 5% of the outstanding shares of common stock, (2) each current director and nominee for director of the Company, (3) each of the executive officers listed in the Summary Compensation Table set forth below under the caption "Compensation of Executive Officers" (the named executives), and (4) the current directors and executive officers of the Company as a group. As of March 1, 2009, there were 66,863,036 shares of common stock outstanding.

Name of Beneficial Owner	Number of Shares beneficially owned as of March 1, 2009		Percentage of Shares Outstanding
5% Shareholders
Capital World Investors	5,555,000	(1)	8.3%
FMR Corp.	5,476,030	(2)	8.1%
Goldman Sachs Asset Management	4,231,068	(3)	6.3%
Neuberger Berman Inc.	4,198,620	(4)	6.3%
Wellington Management Company, LLP	3,613,610	(5)	5.4%
Named Executive Officers
James C. Foster	1,094,955	(6)	1.6%
Thomas F. Ackerman	244,851	(7)	*
Real H. Renaud	208,864	(8)	*
David P. Johst	290,385	(9)	*
Nancy A. Gillett	76,170	(10)	*
Outside Directors
Nancy T. Chang	34,000	(11)	*
Stephen D. Chubb	57,773	(12)	*
Deborah T. Kochevar	3,000	(13)	*
George E. Massaro	43,463	(14)	*
George M. Milne, Jr.	44,000	(15)	*
C. Richard Reese	13,500	(16)	*
Douglas E. Rogers	13,349	(17)	*
Samuel O. Thier	36,400	(18)	*
William H. Waltrip	62,773	(19)	*
All executive officers and directors as a group (15 persons)	2,298,984	(20)	3.36%

*
Less than 1%.

(1)
The information reported is based on a Schedule 13G filed with the SEC on February 13, 2009, by Capital World Investors, a division of Capital Research and Management Company. Capital World Investors has sole voting power with respect to 4,055,000 of the shares reported and sole dispositive power with respect to all of the shares reported in the table. The address of Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071. Capital World Investors disclaims beneficial ownership of the shares reported in the table.

(2)
The information reported is based on a Schedule 13G/A filed with the SEC on January 12, 2009, by FMR LLC, the parent company of Fidelity Management & Research Company (FMR Corp). FMR LLC has sole dispositive power with respect to all of the shares reported and sole voting power with respect to 834,990 shares reported in the table. FMR Corp states that it is the beneficial owner of 4,621,010 shares reported in the table as a result of acting as investment adviser to various investment companies. The address of FMR LLC. is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)
The information reported is based on a Schedule 13G filed with the SEC on February 5, 2008, by Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC (together, Goldman Sachs Asset Management). Each of Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC is a wholly-owned subsidiary of The Goldman Sachs Group, Inc. Goldman Sachs Asset Management has shared voting and shared dispositive power with respect to all of the shares reported in the table. The address of Goldman Sachs Asset Management is 32 Old Slip, New York, NY 10005.

(4)
The information reported is based on a Schedule 13G/A filed with the SEC on February 12, 2009, by Neuberger Berman Inc. Neuberger Berman has shared dispositive power with respect to all of the shares reported in the table, sole voting power with respect to 2,239,803 of the shares reported in the table, and shared voting power with respect 1,203,000 shares reported in the table. The address of Neuberger Berman is 605 Third Avenue, New York, New York 10158.

(5)
The information reported is based on a Schedule 13G/A filed with the SEC on February 17, 2009, by Wellington Management Company, LLP. Wellington Management has shared voting power with respect to 3,034,710 of the shares reported and shared dispositive power with respect to all of the shares reported in the table. The address of Wellington Management is 75 State Street, Boston, MA 02109.

(6)
Includes 792,932 shares of common stock subject to options held by Mr. Foster that are exercisable within 60 days of March 1, 2009.

(7)
Includes 153,081 shares of common stock subject to options held by Mr. Ackerman that are exercisable within 60 days of March 1, 2009.

(8)
Includes 128,631 shares of common stock subject to options held by Mr. Renaud that are exercisable within 60 days of March 1, 2009.

(9)
Includes 208,778 shares of common stock subject to options held by Mr. Johst that are exercisable within 60 days of March 1, 2009.

(10)
Includes 15,413 shares of common stock subject to options held by Dr. Gillett that are exercisable within 60 days of March 1, 2009.

(11)
Includes 8,500 shares of common stock subject to options held by Dr. Chang that are exercisable within 60 days of March 1, 2009.

(12)
Includes 30,000 shares of common stock subject to options held by Mr. Chubb that are exercisable within 60 days of March 1, 2009.

(13)
Includes 0 shares of common stock subject to options held by Dr. Kochevar that are exercisable within 60 days of March 1, 2009.

(14)
Includes 30,000 shares of common stock subject to options held by Mr. Massaro that are exercisable within 60 days of March 1, 2009.

(15)
Includes 30,000 shares of common stock subject to options held by Dr. Milne that are exercisable within 60 days of March 1, 2009.

(16)
Includes 8,500 shares of common stock subject to options held by Mr. Reese that are exercisable within 60 days of March 1, 2009.

(17)
Includes 6,000 shares of common stock subject to options held by Mr. Rogers that are exercisable within 60 days of March 1, 2009.

(18)
Includes 30,000 shares of common stock subject to options held by Dr. Thier that are exercisable within 60 days of March 1, 2009.

(19)
Includes 30,000 shares of common stock subject to options held by Mr. Waltrip that are exercisable within 60 days of March 1, 2009.

(20)
Includes 1,521,293 shares of common stock subject to options exercisable within 60 days of March 1, 2009. None of the 2,298,984 shares reflected have been pledged as security.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of the common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock and other equity securities of the Company. Officers, directors and such beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 27, 2008, all Section 16(a) filing requirements applicable to its officers, directors and such beneficial owners were complied with.

COMPENSATION DISCUSSION AND ANALYSIS

        The following discussion and analysis contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company's compensation programs and should not be understood to be statements of management's expectations or estimates of results or other guidance. Charles River specifically cautions investors not to apply these statements to other contexts.

Overview

        Our success depends on the continued services of our senior management team, as well as the retention of other members of management and key personnel. Ultimately, loss of the services of these individuals, as well as the failure to recruit additional managerial, scientific and technical talent in a timely manner, could harm our business. With these considerations in mind, the Compensation Committee (referred to in this section of the Proxy Statement as the Committee) has overseen the development, implementation and administration of the Company's Executive Compensation Program (the Compensation Program or Program) described below.

        While the description of our Compensation Program is focused on our fiscal 2008 executive compensation, we believe it is useful to recognize significant changes to the Program that the Company and the Compensation Committee have implemented effective with the start of 2009. As part of its evaluation of the Company's Program in the second half of 2008, the Compensation Committee, with the assistance of outside independent compensation consultants, reviewed the competitive market data for our executive pay packages and determined that certain elements should be moderated on a going-forward basis. These changes have been primarily manifested through a reduction in our targeted total long-term equity incentive amounts, and correspondingly a reduction in the targeted total direct compensation range, as described more fully below.

        During the second half of 2008, demand for our products and services decelerated, which we attribute primarily to emerging factors, including: business restructuring and reprioritization of pipelines by pharmaceutical and biotechnology clients, which led to significant and accelerating study slippage and delays; lack of funding for biotechnology customers; and tight cost controls at our clients resulting in more measured spending and some pricing pressure. Accordingly, our 2009 expectations reflect softer market demand, particularly for preclinical services. For additional discussion of the factors that we believe are influencing demand from our customers, please see the section entitled "Our Strategy" in our Annual Report on Form 10-K filed with the SEC on February 23, 2009.

        We have used this period of market uncertainty to streamline our operations, and have implemented actions to improve our operating efficiency, some of which impact our executive compensation practices. These actions include:

  •
  initiating a hiring freeze;

  •
  implementing a salary freeze for a substantial percentage of our workforce, including all senior incentive-eligible employees (including all of the named executives listed in the Summary Compensation Table);

  •
  continuing tight control of discretionary spending; and

  •
  implementing a headcount reduction affecting 3% of our total workforce (predominately in our PCS business segment), including the closure of our Arkansas facility.

        The combination of current market conditions and the recent comparative evaluation of our executive pay practices by the Committee has naturally influenced our approach to the 2009 Compensation Program. For instance, in addition to the salary freeze for our named executives, we:

  •
  reduced the targeted total Long-Term Equity Incentive awards to the 50th percentile (previously, it was the 75th percentile);

  •
  reduced the targeted Total Direct Compensation percentile range to the 50th-55th percentile (previously, the range was 65th-75th percentile);

  •
  allowed for no discretionary upward adjustment to our 2008 Annual Cash Incentive Awards paid in February 2009; and

  •
  determined that, in 2009, we would not grant any new performance awards as a component of our Long-Term Equity Incentive awards in order to ensure that management's focus in 2009 is appropriately aligned with meeting near-term challenges of the Company.

        In addition, the implementation of the salary freeze in 2009 is also viewed by the Committee as a mechanism to better align the targeted cash compensation of our named executives with the targeted 55th-60th percentile for Total Short-Term Cash Compensation.

        We believe that these adjustments to our Program in their totality are appropriate in light the current economic and market environments, recent executive compensation trends, and are consistent with the non-compensatory actions that the Company has taken recently. Furthermore, the increased focus on short-term financial and operational objectives properly aligns management's incentives with the interests of our shareholders in meeting the specific challenges for 2009.

        Because we still maintain a balanced compensation approach featuring a variety of elements designed to achieve the Company's short and long-term objectives, we do not believe that the Program is structured to promote inappropriate risk-taking by our executives, nor do we believe that a focus on near-term challenges in 2009 will ultimately detract from our ability to progress toward our long-term objectives. Our Program has always been designed to ensure that long-term incentives are a significant element of core compensation (as described below, approximately 78% of our named executives' core compensation in 2008 was tied to performance, with a heavy proportion of that focused on long-term equity compensation). In addition, specific elements of the Program operate to moderate risk-taking behavior. For instance, our annual cash incentive award program has maximum limits of payout that can be attained, and our stock ownership guidelines are designed to encourage our executives to be focused on achieving steady growth over an extended period of time. Furthermore, we believe that in evaluating and approving specific individualized performance goals for our executives, the Compensation Committee is cognizant of and sensitive to the need to properly align management's incentives with the overall strategic objectives of the Company, and by carefully designing and objectively defining these various performance goal targets, the Committee strives to ensure that excessive risk-taking is not rewarded.

        Separate from the more recent compensation adjustments, earlier in 2008, the Company decided to freeze benefits available under its U.S. defined benefit plan for all participants (including the named executives); however, we intend to maintain this supplemental compensation element until the pension plan expires or is terminated. While defined benefit programs have been historically more commonplace, like many other public companies we have gradually shifted towards defined contribution programs, and freezing the existing benefits under the pension plan was viewed as being another incremental step in this direction.

        The changes to the Program made during 2008 and in early 2009 reflect our flexibility in responding to changing market conditions, investor sentiment, and executive compensation standards. At the same time we believe it is important to maintain consistency in our compensation philosophy and approach. While the Committee and our management team understand the impact that the current economic conditions and the Company's operating performance have had on our stock price, it is important to us that the elements of the Program continue to incentivize management toward the proper near-term and long-term operating goals, which may or may not be immediately translated into appreciation in Charles River's stock price.

Objectives of the Compensation Program

        The Committee, which is composed entirely of independent directors, reviews and monitors the Compensation Program and compensation policies by reference to specific objectives which are established in accordance with its charter (a copy of the Committee's charter is available on our website at www.criver.com under the "Investor Relations—Corporate Governance" caption). The Committee recognizes the importance of establishing clear objectives for the Company's Compensation Program and the value of comparatively evaluating current and proposed compensation policies and practices in terms of their relative effectiveness in advancing those objectives. In keeping with the Company's philosophy that the Compensation Program should appropriately align executive compensation with both the short and long-term performance of the Company, the Committee has determined that the Compensation Program should achieve the following objectives:

Objective	Mechanism for Achievement
Attract and Retain Superior Talent	Offer appropriately competitive compensation packages to talented executives, managers, scientists and technical personnel who meet our ongoing organizational needs. Ensure that we continue to have access to, and be seen as an attractive employer for, such talent.

Support the Achievement of Desired Levels of Company Performance	Create meaningful incentives for individuals to achieve established and clearly communicated key financial and strategic goals, at each of the Company, business segment, and business unit levels.

Align the Interests of Executives with the Long-Term Interests of Shareholders	Require a significant amount of each executive's total compensation package to be dependent on corporate performance and other specific measures that ultimately impact shareholder value.

Differentially and Meritoriously Reward Individual Performance	Provide additional remuneration to high-level performers, while limiting overall compensation payable to individuals whose performance is determined to be substandard for the relevant performance period. Ensure that individual compensation is aligned with individual levels of contribution, while simultaneously promoting achievement of broader Company performance objectives.

Promote Accountability	Continue our long-standing practice of not entering into employment agreements with our U.S.-based corporate executive officers, including all of our named executives, so that each is considered an "at will" employee, similar to virtually all of our approximately 8,700 employees. Evaluate performance without concern for the constraints that an employment agreement might impose on the Company and, in conjunction with our merit-based compensation elements, hold each executive officer accountable for his or her respective performance and contributions to the Company.

        In furtherance of these objectives, the reward structure underlying the Compensation Program is specifically designed to encourage the following employee behaviors that are expected to (and have historically proven to) heighten individual and Company performance levels and, ultimately, to enhance shareholder value:

Desired Behaviors	Compensation Elements

Achievement of Short-Term Financial Objectives	• Annual Cash Incentive Awards—primarily determined through a combination of several financial performance measures and indicators to assess short-term performance

Focus on Key Short-Term (non-financial) Deliverables Designed to Enhance Long-Term Strategic Positions	• Annual Cash Incentive Awards—depending on strategic imperatives, may be based on ability to provide key deliverables identified by their strategic importance, level of complexity, or the intensity of effort required to achieve desired outcomes
• Performance Awards (within the Long-Term Equity compensation element)—contingent on achievement of individualized and highly challenging goals over a 12 month performance-based period which further the Company's strategic long-term objectives

Focus on Long-Term Stock Appreciation	• Stock Option and Restricted Stock Grants issued with time vesting provisions (currently 4 years)
• Stock Ownership Guidelines for Officers require executives to maintain specified levels of stock ownership in the Company

Promoting Retention	• Stock Option and Restricted Stock Grants issued with time vesting provisions
•    Deferred Compensation Program includes Company contributions with a time vesting provision
• Voluntary termination involves forfeiture of previously granted long-term compensation

Balanced Focus on Company, Business Segment and Business Unit Objectives	• Annual Cash Incentive Awards and Performance Awards each incorporate differential weighting of incentives to motivate desired behaviors in those areas where they are expected to yield the greatest return for the Company

Compensation Elements

        The Company's Compensation Program for members of senior management (including the Chief Executive Officer and the other four executives who are identified in the Summary Compensation Table below (our named executives)) for fiscal year 2008 (as well as for the current fiscal year) consisted of the following core and supplemental elements:

Core Elements	Supplemental Elements

• Base salary • Annual cash incentive awards • Long-term equity incentive awards • Other Benefits and Perquisites	• Company contributions to the Deferred Compensation Plan • Termination and Change of Control Agreements • Retirement Plans

        The core elements of compensation are typically those which the Committee evaluates on an annual basis, while the supplemental elements are programs or arrangements that the Company has installed for strategic reasons which may potentially provide additional compensation to an executive.

        Annual base salary represents a relatively small (less than 20%) portion of our named executives' core compensation. In fact, on average approximately 78% percent of target annual compensation for our named executives varies based on the Company's performance, reflecting the Committee's focus on ensuring that senior management is appropriately rewarded for actual performance achievements. The following chart shows the 2008 total core compensation mix, based on targeted (not actual) compensation, except that the values of perquisites and other benefits are based on actual amounts.

Compensation Element	Foster	Ackerman	Renaud	Johst	Gillett	Average
Long-Term Equity Incentive Awards	68.2%	63.0%	63.3%	63.4%	65.6%	64.7%

Annual Cash Incentive Awards	14.5	13.5	13.5	13.6	13.1	13.6

Base Salary	14.5	19.2	19.3	19.4	18.7	18.2

Other (Benefits and Perquisites)	2.9	4.3	3.8	3.7	2.6	3.5

  Total Compensation Strategy and Peer Group

        The Committee attempts to adhere to a methodology that provides total core compensation to our named executives' that is targeted to the market and refers to an applicable peer group of companies which are similar in size, industry and stage of development to the Company (the peer group). The peer group includes companies that primarily provide preclinical products and services to pharmaceutical and biotechnology companies and other companies in the biotechnology industry. We draw upon data for comparable companies from public disclosures for the companies in the peer group and from reputable ongoing compensation surveys of similarly sized companies in both of the industries listed above. Each year the Committee, with the input and guidance from the Committee's outside consultants, Pearl Meyer & Partners, reviews and approves the peer group as well as a Target Total Compensation Strategy which determines the targeted market percentile for each element of compensation, as well as the relative weighting of such elements. For additional discussion regarding the role of the outside consultants in the executive and director compensation process, see the section of this Proxy Statement above entitled "The Board of Directors and its Committees—Compensation Committee."

        For the fiscal year 2008, the companies in the peer group included the following: Applera Corporation, Cephalon, Inc., Covance Inc., Invitrogen Corporation (n/k/a Life Technologies Corp.), MDS Inc., Millennium Pharmaceuticals, Millipore Corporation, PerkinElmer Inc., Pharmaceutical Product Development, Inc., Sepracor Inc., and Waters Corporation. The peer group is primarily comprised of similarly sized companies operating in the area of life sciences and drug discovery and development. For the fiscal year 2009, the companies in the peer group included the following: Applied Biosystems Inc. (n/k/a Life Technologies Corp.), Beckman Coulter, Inc., Biogen Idec, Inc., Cephalon, Inc., Covance Inc., Genzyme Corporation, Icon Plc, IDEXX Labs, Inc., Invitrogen Corporation, MDS Inc., Millipore Corporation, Parexel International Corporation, PerkinElmer Inc., Pharmaceutical Product Development, Inc., Sepracor Inc. and Waters Corporation. Changes to the peer group were made for the 2009 compensation year based on the following: (1) Millennium Pharmaceuticals was removed because it was acquired by Takeda Pharmaceuticals (a non-U.S. based company), (2) Applera Corporation was replaced with its new parent company, Applied Biosystems Inc., (3) Beckman Coulter was added as a peer based on revenue, market capitalization and industry similarities, and (4) in order to offset the removal of the other companies and to provide a deeper statistical base of peer companies within the life sciences and drug discovery and development industries, and taking into account the presence of companies both in the greater Boston area and globally who compete directly with the Company for scientific and management talent, the following companies were added to the peer group: Biogen Idec Inc., Genzyme Corporation, Icon Plc, IDEXX Labs, Inc., and Parexel International Corporation.

        The Committee endeavored to target the core compensation elements at specified percentiles of our peer group and survey results ranging from the 50th-75th percentiles in 2008 with a variant of +/- 15%. While the determination of the amount of each core element was subject to critical independent evaluation, our overarching objective was to provide total core compensation that fell within these parameters. Accordingly, following a review of comparative market data and other survey inputs provided by the outside consultants, the Committee established the following 2008 Target Total Compensation Strategy for each of the compensation elements shown:

Compensation Element	2008 Target Total Compensation Strategy
Short-Term Cash Compensation Components
Base Salary	50th percentile
Short-Term Incentives	60th percentile
Total Short-Term Cash Compensation	55th-60th percentile
Long-Term Equity Incentives	75th percentile

Total Direct Compensation	65th-70th percentile

        As shown in the preceding table, the Committee targeted total Short-Term Cash Compensation (i.e., the combined value of base salary and targeted short-term cash incentives) at the 55th to the 60th percentile, and targeted long-term equity incentives at the higher 75th percentile in order to weight Total Direct Compensation more heavily toward long-term equity incentive awards. The Total Direct Compensation percentile range referenced above was established by the Committee and was intended to reflect the Company's comparative historical performance versus peer group companies, based on a number of short-term and long-term financial performance indicators.

        For fiscal year 2008, following a review by the Committee of our long-term equity award practices, acting on the advice of the outside consultants, the Compensation Committee determined it was appropriate to determine targets amounts for long-term equity incentive awards (granted in February 2008) using the same award values established for 2007 awards.

        In early 2009, following a review of competitive market data for our executive pay packages, the Committee determined that certain elements should be moderated on a going-forward basis. Concurrently, the Committee also decided that, in light of the economic and market conditions and the near-term challenges facing the Company in 2009, it would be more beneficial for the Company for senior management to focus on meeting these near-term challenges, and accordingly it decided that certain compensation elements that related to longer-term incentives should be de-emphasized. Accordingly, targeted total Long-Term Equity Incentives were reduced to the 50th percentile for the 2009 Target Total Compensation Strategy. In addition, following a detailed review of comparative peer group and market data, the Committee decided it would be appropriate to reduce targeted Total Direct Compensation percentile range to the 50th-55th percentile in 2009. The Committee also made the decision not to grant any new performance awards in 2009 in order to better ensure that management's focus in 2009 will be on meeting near-term challenges. Accordingly, the 2009 Target Total Compensation Strategy percentile targets have been established as set forth below:

Compensation Element	2009 Target Total Compensation Strategy
Short-Term Cash Compensation Components
Base Salary	50th percentile
Short-Term Incentives	60th percentile
Total Short-Term Cash Compensation	55th-60th percentile
Long-Term Equity Incentives	50th percentile

Total Direct Compensation	50th-55th percentile

  Annual Base Salary

        The Company's compensation philosophy embraces the premise that a reasonable level of base pay helps to promote retention and acts as an appropriate balance to other forms of variable or "at-risk" compensation. Base salaries effectively establish a level of minimum compensation and provide an individual's overall compensation package with an element of stability that is required to attract and retain talented management, scientific, and technical professionals in a highly competitive labor market. We believe that individuals are willing to accept the inclusion of proportionately large elements of variable compensation in their respective compensation packages, and to focus on maximizing the benefit of such variable forms of compensation, with the assurance that they receive a reasonably competitive base salary that constitutes a minimum level of pay.

        We pay base salaries within a range designed to approximate the median base salaries (i.e., 50th percentile) of executives with similar responsibilities in the peer group and surveys. Actual base salaries are determined after considering the competitive data, overall competitive position as compared to the Company's compensation philosophy, prior base salary and other compensation, the performance of the individual and internal equity considerations. None of these considerations have specific weights. The Chief Executive Officer provides recommendations to the Committee regarding base salaries for the named executives (excluding the Chief Executive Officer). In addition, promotions and changes in responsibilities impact the determination of salaries as well. In setting 2008 base salaries for the named executives, the Committee took into account that the lengthy tenures of executive officers at high salary grades, as well as their continued long-time superior performance, had resulted in base salaries generally gravitating towards the top of or above the targeted peer group range. Accordingly, for 2008 base salary increases for named executives were modest (3%-4%) as compared to prior years.

        In early 2009, the Committee decided that, based on comparative compensation data and in light of the challenges facing the Company and the actions taken by the Company in the first quarter of 2009, it would not be appropriate to increase base salaries for senior-level employees, and instead implemented a salary freeze for a substantial percentage of our workforce, including all senior incentive-eligible employees (including all of the named executives). The Committee also took into account that maintaining current base salaries at levels identical to those in 2009 will better align the targeted cash compensation of our named executives with the targeted 55th- 60th percentile for Total Short-Term Cash Compensation.

        Based on the factors described above, on each of February 13, 2008 and February 13, 2009, the Committee set the annual salary of our named executives, effective as of January 1, 2008 and January 1, 2009, respectively, as follows:

Name	2008 Base Salary	Increase from 2007 Base Salary	2009 Base Salary	Increase from 2008 Base Salary
James C. Foster	$948,500	$36,500	$948,500	$0
Thomas F. Ackerman	$454,480	$17,480	$454,480	$0
Real H. Renaud	$496,460	$14,460	$496,460	$0
David P. Johst	$454,480	$17,480	$454,480	$0
Nancy A. Gillett	$444,080	$17,080	$444,080	$0

  Annual Cash Incentive Awards

        The Company's Compensation Program includes an annual cash bonus element which closely links a significant portion of executive pay to the achievement of short-term performance targets which are critical to meeting the Company's stated financial objectives for the then-current fiscal year. These targets are typically tied to specific financial metrics derived from the Company's then-current operating plan. However, where appropriate, the Committee also approves non-financial goals that are designed to focus individuals on attaining objectives, which include near-term, non-financial objectives that are also critical to the attainment of long-term strategic goals and ultimately promote positive long-term financial performance. Through the selection and weighting of goals, this element of the Compensation Program provides the Committee with the ability to create meaningful incentives for individuals to not only meet, but also to exceed, their respective targets by differentially rewarding those who deliver higher-than-expected levels of performance in relation to their peers. The value of annual cash incentive awards between individuals can vary significantly depending on performance at the Company, business segment, or business unit level, as well as the selection and weighting of the various performance objectives. Overall, this compensation element is designed to provide above-peer group compensation for performance that exceeds our historical achievement levels. Our annual cash incentive awards are also structured to appropriately reduce or eliminate the amount of such awards if performance falls short of the established performance targets.

        To implement our annual cash incentive awards, the Committee previously established the Executive Incentive Compensation Plan (EICP) which applies to executive officers and other key employees of the Company. We have designed the EICP to reward executives for their contributions to the success of the Company based on predetermined corporate/business unit, functional and/or individual objectives. The Committee annually establishes performance objectives and corresponding performance ranges for the executives. These performance objectives and ranges are generally developed through the Company's annual financial planning process, whereby we assess the future operating environment and build projections of anticipated results to align with the performance expectations of this plan to the overall business objectives of the Company. EICP target award values for executives are intended to provide above-median reward opportunities when performance objectives are met or exceeded (as described above, in 2008, the 60th percentile was targeted). It is intended that the target award, when aggregated with the base salary, will provide a competitive level of cash compensation when each named executive achieves his or her performance objectives, as approved by the Committee. An individual's actual bonus award is determined according to each named executive's performance in relation to his or her approved objectives.

        Under the EICP, a participant's target award value is determined by multiplying the participant's base salary by his or her target award percentage. Target award percentages for the named executives are 70% of base salary for Executive Vice Presidents and 100% of base salary for the Chief Executive Officer. The participant's total target award percentage is divided among a variety of individually weighted performance objectives which may change from year to year but typically include Non-GAAP operating income (OI), revenue, Non-GAAP earnings per share (EPS), return on net operating assets (RNOA) and other key company performance metrics.

        Minimum and maximum performance levels for each performance objective are incorporated into the plan, at varying ranges depending on the performance objective's fiscal year target. The minimum performance level is the level below which no award will be earned for a performance objective; the maximum performance level is the level at which the maximum payout is achieved (250% of target) and above which no additional award will be paid for a performance objective. For the performance objectives assigned to each of the named executives, minimum performance levels for 2008 were 90% of the target performance objective, and maximum performance levels were 110% of the target performance objective, except for the goal established for Mr. Johst related to our Consulting and Staffing Services business, which had minimum and maximum performance levels that were, respectively, 80% and 120% of the target performance objective. At the end of each fiscal year, we compare the Company's (and applicable business units') final performance for the fiscal year against the Company's (or business units') targeted performance established at the beginning of such fiscal year, and these measurements determine the EICP payout levels for each of the performance objectives tied to corporate (or business unit) performance. To determine a participant's actual award, each performance objective's payment level is multiplied by the relative weight of the performance objective within the target award percentage, and the cumulative amounts are aggregated to determine the individual's total EICP award amount.

        On February 13, 2008, the Committee established the 2008 EICP performance criteria for the named executives. For Messrs. Foster, Ackerman and Johst, eligible bonuses were based on a combination of the following Company-level performance objective categories: EPS, OI, revenue, and RNOA. The Committee believes that these financial metrics are very good measurements for assessing how the Company is performing from a financial standpoint. In particular, EPS is generally accepted as a key driver of shareholder return. The other metrics measure how efficiently and effectively management deploys its capital. Sustained returns on invested capital in excess of the Company's cost of capital create enhanced value for the Company's shareholders. For Mr. Renaud and Dr. Gillett, eligible bonuses were based on similar performance criteria of their respective business units and overall corporate performance. For 2008, Mr. Ackerman's bonus was also partially based upon satisfactory maintenance of the Company's financial regulatory compliance and Mr. Johst's bonus was also partially based upon the OI for the business unit that he manages (Consulting and Staffing Services) in addition to his other responsibilities.

        In 2008, the Company achieved corporate and financial results which were only minimally below our original targets, with significant variance among our different business units, as recognized in the variable EICP award amounts awarded to our named executives. In particular, we achieved overall results in our RMS segment that exceeded expectations and performance in our PCS segment that were below our expectations. We believe that the variability in the magnitude of the EICP award amounts correlates closely with the relative performance of the applicable business units (as compared to the targeted performance goals), and reflects a proper alignment of compensation with our stated objective to differentially and meritoriously reward performance. Year-to-year, EICP awards also reflect changes in annual performance as indicated in the table on page 36 of this proxy statement.

        While the Committee has the discretion to employ its judgment in determining individual awards, and in fact approves the entire EICP award for each named executive, the Committee did not modify any awards related to the 2008 fiscal year. In addition to the quantitative factors, final individual EICP awards for the named executives, excluding the Chief Executive Officer, incorporate both (1) the Chief Executive Officer's recommendations and (2) the Committee's assessment of each named executive's performance and contribution. In addition, the Committee, at its sole discretion, may modify or change the EICP Plan at any time. With respect to the 2008 fiscal year, the awards to the named executives were not modified from the amounts they were eligible to receive under the EICP formula. While the

Committee was aware of the challenging economic and market environment and factored this into a number of decisions impacting 2009 compensation on a going-forward basis, the Committee felt that it was important to evaluate management against the 2008 EICP goals that were established and approved by the Committee in early 2008 and communicated to EICP participants. The Committee believes that this was a fair and appropriate treatment of the participants in the EICP, including the named executives, who had worked toward attaining these goals throughout the 2008 fiscal year.

        The following table shows the fiscal 2008 target EICP cash bonus, performance goals and goal attainment level, and cash bonus actually paid (in February 2009) for each of our named executive officers:

	Target % (of base salary)	Target EICP Award Amount	Actual EICP Award Amount				Attainment Level
				Performance Goal
Named Executive						Weighting	Target	Actual

James C. Foster	100%	$948,500	$817,133	1.	EPS(1)	30%	$2.92	$2.89
				2.	OI(2)	20%	$292.7 million	$286.7 million
				3.	Revenue(3)	30%	$1,375 million	$1,343 million
				4.	RNOA(4)	20%	10.0%	9.6%

Thomas F. Ackerman	70%	$318,136	$278,608	1.	EPS(1)	30%	$2.92	$2.89
				2.	OI(2)	25%	$292.7 million	$286.7 million
				3.	Revenue(3)	15%	$1,375 million	$1,343 million
				4.	RNOA(4)	20%	10.0%	9.6%
				5.	Financial Compliance	10%	(5)	100%

Real H. Renaud(6)	70%	$347,522	$386,288	1.	EPS(1)	30%	$2.92	$2.89
				2.	OI(2)	25%	$204.6 million	$209.0 million
				3.	Revenue(3)	30%	$630.9 million	$659.9 million
				4.	RNOA(4)	15%	45.0%	43.1%

David P. Johst(7)	70%	$318,136	$352,733	1.	EPS(1)	30%	$2.92	$2.89
				2.	OI(2)	35%	$292.7 million	$286.7 million
				3.	Revenue(3)	25%	$1,375 million	$1,343 million
				4.	RNOA(4)	10%	10.0%	9.6%

Nancy A. Gillett(8)	70%	$310,856	$107,245	1.	EPS(1)	30%	$2.92	$2.89
				2.	OI(2)	20%	$177.3 million	$143.8 million
				3.	Revenue(3)	30%	$744.4 million	$683.6 million
				4.	RNOA(4)	20%	6.6%	5.5%

(1)
For purposes of 2008 EICP performance goals, consistent with the way the Company reports its non-GAAP financial results in its earnings releases, earnings per share excluded the following special items and their related tax effect: the goodwill impairment charge, amortization of intangible assets associated with acquisitions; various specific charges related to tax law change, deferred tax assets, severance costs, sales and closures of minor businesses and sites; expenses associated with evaluating foregone acquisitions; specified advisory fees and benefits related to repatriation of accumulated foreign earnings and gain related to curtailment of our U.S. pension plan. The Committee determined that it was appropriate to exclude these items as they are outside our normal operations.

(2)
For purposes of 2008 EICP performance goals, consistent with the way the Company reports its non-GAAP financial results in its earnings releases, operating income excluded the following special items: the goodwill impairment charge, amortization of intangible assets associated with acquisitions; various specific charges related to severance costs, sales and closures of minor businesses and sites; expenses associated with evaluating foregone acquisitions; specified advisory fees and gain related to curtailment of our U.S. pension plan. The Committee determined that it was appropriate to exclude these items as they are outside our normal operations. In addition, target operating income was adjusted to account for the impact of the sale of the Company's vaccine business in Mexico. The Committee determined this adjustment was appropriate since the particular effect on this performance goal due to the absence of operating income from this business following the sale could not have been anticipated when the original target level was set in early 2008.

(3)
For purposes of 2008 EICP performance goals, revenue was based on the Company's net sales. In addition, target revenue was adjusted to account for the impact of the sale of the Company's vaccine business in Mexico. The Committee determined this adjustment was appropriate since the particular effect on this performance goal due to the absence of revenue from this business following the sale could not have been anticipated when the original target level was set in early 2008.

(4)
For purposes of 2008 EICP performance goals, RNOA was calculated by dividing (1) adjusted operating income by (2) the twelve-month average of net operating assets (operating assets less operating liabilities). For purposes of this calculation:

•
"adjusted operating income" is determined by taking operating income for the year (calculated as set forth in footnote 2 above) and reducing that by the applicable associated income tax (determined from our non-GAAP corporate tax rate);

•
"operating assets" is determined by evaluating assets that are considered by the Company to consist of assets controlled by operations (such as receivables, inventory, property, plant and equipment, goodwill and intangibles), but would not include assets not controlled by operations (such as cash, deferred tax items, marketable securities, etc.) and, in addition, we did not reflect the $700 million impairment to goodwill in the 4th quarter of 2008 in this calculation; and

•
"operating liabilities" is determined by evaluating liabilities that are considered by the Company to consist of liabilities controlled by operations (such as accounts payable, accrued liabilities and deferred income), but would not include liabilities not deemed controlled by operations (such as debt or accrued tax items).

(5)
A portion of Mr. Ackerman's EICP performance goals was directed at his maintenance of the Company's financial regulatory compliance. The Compensation Committee establishes such non-financial goals with the intention that the maximum attainment level to be achieved will be 100%, and evaluated Mr. Ackerman's performance taking into consideration input from the Chairman of the Audit Committee of the Board of Directors.

(6)
For Mr. Renaud, each of his performance goals other than EPS were determined on an operating segment (RMS) basis, rather than on a corporate basis, and for RMS operating income calculations, we also added back amounts otherwise attributable to equity compensation granted to employees in the RMS operating segment. The Committee determined it is appropriate to add equity compensation amounts back since generally the aggregate amount of such awards is outside of the control of named executives. In addition, we also excluded the impact of an adjustment made to our fixed assets valuation in RMS Japan. The Committee determined this adjustment was appropriate since this impact could not have been anticipated when the original target levels were set in early 2008.

(7)
For Mr. Johst, his performance goal related to OI was split between corporate OI (20%) and OI determined on a business unit (Consulting and Staffing Services) basis (15%).

(8)
For Dr. Gillett, each of her performance goals other than EPS was determined on an operating segment (PCS) basis, rather than on a corporate basis and for PCS operating income calculations, we also added back amounts otherwise attributable to equity compensation granted in the PCS operating segment. The Committee determined it is appropriate to add equity compensation amounts back since generally the aggregate amount of such awards is outside of the control of named executives.

        Targeted and actual annual cash incentive awards for fiscal years 2006 – 2008 are shown below.

Name	2006 Cash Incentive Award	Actual % of Cash Incentive Award vs. Target - 2006	2007 Cash Incentive Award	Actual % of Cash Incentive Award vs. Target - 2007	2008 Cash Incentive Award	Actual % of Cash Incentive Award vs. Target - 2008
James C. Foster	$649,400	76.4%	$1,248,944	137%	$817,133	86.2%
Thomas F. Ackerman	$213,920	76.4%	$411,269	134%	$278,608	87.6%
Real H. Renaud	$260,190	82.6%	$480,800	143%	$386,288	111.2%
David P. Johst	$213,920	76.4%	$418,917	137%	$352,733	110.9%
Nancy A. Gillett	$215,712	85.6%	$308,965	103%	$107,245	34.5%

  Long-Term Equity Incentive Awards

        Long-term equity incentive (LTI) compensation, in the form of stock options and restricted stock grants, allows individuals to share in any appreciation in the value of the Company's common stock. The Committee believes that stock option and restricted stock awards align the recipient's interests with those of the shareholders. We design the amounts and types of awards to reward performance and create incentives to meet long-term objectives. Because the Committee particularly values longer-term shareholder value creation, we target long-term equity incentives to provide total compensation opportunities that, if achieved, would result in median levels for similar executives in comparable firms. The Committee does not consider a named executive's outstanding equity awards or stock ownership levels when determining the value of the long-term equity incentive award component of his or her compensation since it considers outstanding equity awards to be compensation for past services. The Committee reviews and approves stock option and restricted stock awards to named executives on an annual basis. In the case of stock options, awards are granted at an exercise price equal to the fair market value of the Company's common stock on the date of grant. Consequently, these options will only convey compensation to the recipient if the market price of common stock increases following the grant date. In the case of restricted stock, awards typically vest over a three or four-year period (currently only four-year vesting). Consequently, the value of the restricted stock is dependent on the price of the stock at the date of vesting and thereafter.

        In determining award levels for annual equity awards to named executives, the Committee takes into account the values of awards made to similarly situated individuals in the peer group, the Company's overall performance, the individual performance of the named executive in the immediately preceding year, and similar factors. In doing so, each year, with the input and guidance of the outside consultants, the Committee establishes target award amounts for a rating scale which the Committee then utilizes to determine the appropriate level of equity awards to be granted. More specifically, at the beginning of each fiscal year, each named executive is given a rating between 1 and 8 corresponding to the performance level of the executive during the prior fiscal year (with a "4" rating being commensurate with expected, but strong, performance). The Company's Chief Executive Officer provides input to the Compensation Committee (for officers other than himself) in determining the appropriate rating for each officer. For 2008, the rating for the named executives (which, when made in early 2008, were significantly influenced by 2007 individual performance) ranged from 5 to 6. The Committee evaluates each named executive's total long-term equity target percentile (as part of the Target Total Compensation Strategy described above), and an absolute value of target long term-equity awards (determined in dollars) is set which is then allocated equally between stock options and restricted stock awards utilizing a Black-Scholes method for valuing the equity awards. These determinations are typically evaluated during the first month of the fiscal year. Once the value of the awards is determined, the numbers of stock options and shares of restricted stock are generally fixed utilizing the Company's stock price as of the date that formal Compensation Committee approval occurs; however, since the Committee often approves awards with a future grant date, there may be some variance between the value of these awards on the date of approval as compared to as on the actual date of grant. Accordingly, in February 2008, the Committee determined to award the named executives stock options and restricted stock (including performance awards described below) having the following values: Mr. Foster, $4,472,371; Mr. Ackerman, $1,486,783; Mr. Renaud, $1,626,654; Mr. Johst, $1,486,783; and Dr. Gillett, $1,556,719.

        In fiscal year 2007, the Committee, with input and recommendations from its outside compensation consultants, determined that long-term equity incentives would be comprised not only of stock options and restricted stock, but annual performance awards as well. Accordingly, in 2007 and 2008 long-term equity incentive awards were comprised of two components:

  •
  approximately 3/4 of the total value of awards were comprised of time-based equity grants divided equally between stock options and restricted stock; and

  •
  approximately 1/4 of the total value of awards were comprised of performance awards contingent on achievement of individualized and highly challenging goals over a 12-month performance-based period, which will be paid out in the form of equity grants (restricted and unrestricted stock).

        Accordingly, at the beginning of fiscal year 2008, as requested by the Compensation Committee, the outside consultants recommended to the Committee target values of stock options and shares of restricted stock, based on then-current pricing models, which were utilized by the Committee to establish preliminary target values of long term equity awards for the named executives. In February 2008, when the awards were actually granted, the Committee approved the same value of stock options and shares of restricted stock (including performance awards) that had been discussed at the beginning of the fiscal year.

        In deciding to include performance awards in the mix of long-term equity awards, the Committee acknowledged that standard time-based vesting equity grants, which had traditionally been the Company's sole vehicle for providing long-term incentives, should still serve a significant role in incentivizing management. However, it separately concluded that including specific and highly challenging 1-year goals (aimed at advancing the Company's progress toward 3-year strategic corporate objectives) can provide a beneficial focus for senior management and aids the Company's long-term success. In recognition of (1) the challenges inherent in satisfying (fully or partially) the performance-based hurdles, (2) the increased risk that the senior executive could receive no award for such portion of the long-term equity incentive, and (3) a 25% reduction in the value of time-based equity grants to accommodate performance-based stock awards, the Committee determined it was appropriate to set the target for aggregate long-term equity incentive awards at the 75th percentile (as compared to the 65th percentile targeted in years prior to 2007 and 2008).

        Eventual payout under our performance awards is ultimately evaluated based on four possible performance levels:

Level	Description	Payout

1. Not achieved	The executive failed to achieve his or her goal	0%

2. Partially achieved	The executive made measurable progress but did not fully achieve his or her goal(s).	25%-99%

3. Fully achieved	The executive fully achieved his or her goals	100%

4. Exceeded	The executive measurably exceeded his or her goal(s)	101%-125%

        The setting of the actual individualized goals for an executive is done through a comprehensive and dynamic process. Initially, shortly after the beginning of the fiscal year, Mr. Foster, with the input of members of senior management, identifies potential goals that: (1) are important to the advancement of long-term corporate performance and the Company's strategic objectives, (2) would be appropriate for the individual and (3) are potentially achievable within the fiscal year. Following discussions with the eventual recipients and further refinement of these goals, Mr. Foster and Mr. Johst present the proposed goals to the Compensation Committee for their review and comment. Following discussion by the Compensation Committee and the inclusion of any additional changes to the goals, those revisions are incorporated into the final goals. Committee-approved goals are then communicated to the individual. The Committee intends to award annual performance awards at approximately the same time it awards other equity compensation.

        On February 13, 2009, the Compensation Committee determined the final payout for the performance awards granted in 2008 on the basis of an evaluation of the performance goals established and the actual performance achieved, as set forth in the following table:

Name	2008 Performance Award Target (shares)	2008 Performance Award Achieved (%)	2008 Performance Award Achieved (shares)	2008 Performance Award Goal Subject Matter

James C. Foster	20,350	50%	10,175	Composite goal based on the collective progress of all other officers towards their goals

Thomas F. Ackerman	7,100	87%	6,177	Enhancement of free cash flow through a variety of targeted initiatives

Real H. Renaud	7,100	25%	1,775	Implementation of an enterprise resource planning (ERP) project in accordance with timetables and budgets

David P. Johst	7,100	25%	1,775	Growth of a targeted segment of the Consulting and Staffing Services business

Nancy A. Gillett	7,100	25%	1,775	Goal tied to the number and magnitude of specified new agreements designed to enhance PCS operating margins

        In early 2009, the Committee decided that in light of the economic and market conditions and the near-term challenges facing the Company in 2009, it would be more beneficial for the Company for senior management to focus on these near-term challenges, rather than longer-term goals related to our 3-year strategic corporate objectives. Accordingly, it was determined that all of the long-term equity awards issued in 2009 would be comprised of time-based equity grants divided equally between stock options and restricted stock, and no grants would be comprised of performance awards. Additionally, in accordance with its recent review of current executive compensation practices, the Committee also determined that it was appropriate to reduce the target for aggregate long-term equity incentive awards to the 50th percentile.

  Other Benefits and Perquisites

        Our employees generally, including the named executives, are eligible for certain benefits, such as employer contributions to the Company's 401(k) plan and basic life insurance premiums. In addition, the Committee has determined that, in certain instances, compensation can be conveyed to named executives and other members of senior management through the judicious use of other benefits and perquisites in a manner that is more cost-efficient than providing the base salary equivalent and which will simultaneously fulfill particular business purposes, such as to safeguard executives or increase executive efficiency. Consequently, the Committee has approved the inclusion of a limited number of perquisites in the overall compensation package of named executives as an alternative to offering a higher level of base salary. To offset unintended increased taxable income effects and provide these perquisites and benefits on a "tax-neutral" basis, the Company also provides tax gross-ups with respect to many of these benefits and perquisites. The Committee believes that using perquisites in this manner is a cost-effective alternative to providing the cash equivalent of such perquisites through increased annual base pay. In general, these perquisites and other benefits make up a small percentage of the total core compensation mix (less than 4% on average as outlined on page 30 of this Proxy Statement) for the named executives.

        The Committee regularly reviews the benefits and perquisites that are provided to our named executives to ensure that they continue to be appropriate in light of the overall goals and objectives of the Compensation Program. In addition, the Committee evaluates comparable benefits and perquisites periodically on a case-by-case basis to determine whether the costs associated with providing such perquisites and benefits are reasonable and continue to represent a preferable alternative to incrementally increasing base salary amounts. To the extent that comparative compensation information is available, the Committee also periodically assesses the use of certain benefits and perquisites to ensure that the Company's practices are not inconsistent with those of other similarly situated companies. The perquisites and other benefits made available to our named executives in 2008 are described in the table below, as well as in the table captioned "Summary Compensation Table" and its accompanying footnotes.

Benefit or Perquisite	All Full-Time Employees		Named Executives

401(k) Plan	X		X

Automobile (lease, including related expenses and purchase option)			X

Deferred Compensation Plan	X	(1)	X

Employee Stock Purchase Plan	X		X

Employer Contributions under 401(k) Plan	X		X

Health Insurance	X	(2)	X

—Executive premium			X

Home Security and Business Equipment			X

Life Insurance	X		X

—Executive premium			X

Long term disability	X	(3)	X

Occasional entertainment, meals and spousal travel/attendance at limited Company functions			X

Personal Use of Company-Leased-Aircraft and Airline Club Memberships			X	(4)

Short-Term Disability	X		X

Tax Gross-Up Payments for Certain Perquisites			X

Tax Preparation and Financial Planning			X

(1)
Only highly compensated employees are eligible to participate in the Deferred Compensation Plan.

(2)
All full-time employees are eligible to purchase health insurance through the Company; in addition, the Company provides enhanced health-care benefits, including annual physicals and priority medical assistance, to its senior officers at no cost to the executive.

(3)
All full-time employees are eligible to purchase long-term disability insurance through the Company; in addition, the Company provides long-term disability insurance to the named executives at no cost to the executive.

(4)
Only Mr. Foster is permitted to utilize the Company-leased aircraft for non-business purposes.

Relationship of Each Core Compensation Element to Compensation Objectives and Other Elements

        The Committee carefully considers each element of the Compensation Program to ensure that it is consistent with the objectives of the Program and promotes attainment of those objectives. Additionally, the Committee strives to ensure that each element of compensation is complementary to, or collectively reinforces, one or more other elements of the Program. This effectively leverages the potential of each element to motivate the desired behaviors that the Compensation Program seeks to achieve.

        As it is presently structured, the Compensation Program is designed to achieve the following:

Program Design Objective	How Objective is Implemented Through Compensation Elements

Offer a Continuum of Compensation Elements which Effectively Balances Fixed and Variable Compensation	•	We take into consideration the interrelationship between fixed base salary compensation on one hand, and, on the other hand, variable compensation conveyed in the form of annual bonus payments and long-term equity awards. A careful weighting and balancing of these compensation elements results in the appropriate blend of stability and variability in each individual's overall level of compensation to simultaneously promote retention and differentially reward individuals based on their respective performance.

Incorporate Short-Term and Long-Term Elements which Work Collectively to Differentially Reward Individuals Based on Performance	•	The short-term annual cash award element through the EICP Plan differentially rewards individuals, depending on their respective performance, during a one-year measurement period coinciding with the Company's fiscal year. Target bonus percentages vary with level of responsibility and annual performance goals are weighted to promote the attainment of individual and collective goals during that fiscal year.
	•	Our long-term equity incentive award program differentially rewards individuals based on performance by incorporating a rating system which establishes an award recipient's initial award level.
•
Long-term equity incentives typically incorporate performance awards contingent on achievement of individualized and highly challenging goals over a 12-month performance-based period, which will be paid in the form of equity grants. For reasons stated above, we have not established long-term performance goals for 2009 in order to better focus our management on near-term challenges.

	•	Significant portions of each named executive's compensation depend on the achievement of Company goals, such as the attainment of revenue, operating income, RNOA and EPS objectives.
Short-Term Bonus and Long-Term Equity Elements of the Compensation Program Collectively Promote the Achievement of Desired Levels of Company Performance	•
The intrinsic value of long-term equity awards is highly dependent on the ongoing success of the Company and its ability to achieve and sustain many of the desired Company-level performance objectives that are linked to annual bonus payments.
•
The long-term equity incentive award element of the Compensation Program complements the short-term bonus element of the Program by making a significant amount of compensation dependent on the long-term success of the Company, thereby creating a disincentive for individuals to take excessive risk or to take near-term actions which might yield short-term financial benefits but which are also likely to be less advantageous to the Company in the long term.

Supplemental Elements of the Compensation Program

        The Company has a number of supplemental elements in the Compensation Program which are considered by the Committee, but do not factor directly into the annual determination of executive compensation. These programs have unique features and roles in the Program which led to their initial implementation and which continue to be important to the Program generally.

  Post-Termination Benefits and Agreements

        As described in more detail in this Proxy Statement under "Executive Compensation and Related Information—Potential Payments Upon Termination or Change in Control," the Compensation Program includes both (1) an Officer Separation Plan and (2) Change-in-Control Agreements. The Company policy historically has been to provide eligibility under both the Officer Separation Plan and a Change-in-Control Agreement to officers with the position of corporate vice president or above. Both of these compensatory elements operate similarly: upon specified events which result in either the termination of the officer and/or a change in control of the Company, particular benefits will accrue to the officer (although payments made under the Change-in-Control Agreements will generally reduce or offset payments and benefits to which the officer may be entitled under the Officer Separation Plan). Each of the named executives is eligible under the Officer Separation Plan (except for Mr. Renaud, who is subject to a separate agreement with the Company) and each has a Change-in-Control Agreement.

        At the time of the creation of our standard post-termination compensatory programs currently maintained by the Company, the Committee utilized the services of outside advisors (including compensation experts and legal counsel) to determine appropriate benchmarks and thresholds as compared to appropriately designated peer companies. The Committee periodically conducts formal and informal market checks and believes that both the levels of payment to be made under these programs and the applicable triggers are appropriate and consistent with current general market practices.

        At its core, the Company views these compensatory elements as serving three important purposes. First, there is a critical recruitment and retention aspect. As discussed above, it is the Company's policy not to provide employment agreements to nearly all of our corporate-level executive officers (including all named executives). However, it is recognized that to attract and retain top-level executive candidates in a market where such protections are commonly afforded, it is essential that there be a separation pay element to the compensation package. Accordingly, the Company has put these formalized elements in place to satisfy these compensatory expectations at levels believed to be both customary and satisfactory to the individuals, while also removing an element of the employee recruitment and negotiation process that is often contentious. Second, these policies protect the benefits of executive officers who have provided long and meritorious service to the Company, particularly if there is an unexpected employment termination by the Company due to on-going changes in the Company's employment needs. Finally, these elements avoid personal distractions and encourage employees to remain focused on the Company's business in the event of a rumored or actual takeover.

  Deferred Compensation Plan Contributions

        As described in more detail in this Proxy Statement under "Executive Compensation and Related Information—Nonqualified Deferred Compensation," certain of our executives, including the named executives, receive a compensatory element in connection with our Deferred Compensation Plan. Presently, there are two different methods by which the Company may contribute. First, with respect to executives who previously were participants in the Company's Executive Supplemental Life Insurance Retirement Plan (ESLIRP), the Company credits to their accounts the present value of the annual Company accrual as it would have been calculated under the ESLIRP. This treatment applies to Mr. Foster, Mr. Renaud, Mr. Ackerman and Mr. Johst. Second, with respect to certain other employees, including Dr. Gillett, the Company provides an annual contribution to their Deferred Compensation Plan account of 10% of the sum of their base salary plus the lesser of (1) their target annual bonus or (2) actual annual bonus.

        We provide a Deferred Compensation Plan because the Company wishes to permit our executive employees to defer the obligations to pay taxes on certain elements of their compensation while also potentially receiving earnings on deferred amounts. The Deferred Compensation Plan was implemented to motivate and ensure the retention of employees by providing them greater flexibility in structuring the timing of their compensation payments. The employer contributions to the Deferred Compensation Plan ultimately have their origins in the legacy ESLIRP program, which was a longstanding element of the Company's executive compensation package. Accordingly, the Committee has observed that this program has proved to be useful as a retention-promoting device. In late 2005, when the Committee determined that a Deferred Compensation Plan was a critical compensation element missing from the overall Compensation Program, we decided that executives would be allowed to essentially transfer their ESLIRP benefit into the Deferred Compensation Plan. Since newer executive employees, including Dr. Gillett, were not participants in the ESLIRP, we created an alternative method of Company participation, utilizing a 10% employer contribution feature, in order to provide better internal compensation equity.

  Retirement Plans

        As described in more detail in this Proxy Statement under "Executive Compensation and Related Information—Pension Benefits," the Company historically provided a retirement benefit for certain U.S. employees, including each of the named executives, until 2002, when the Company amended the existing U.S. defined benefit pension plan to exclude new participants. Historically, we observed that this pension program proved to be useful as a retention promoting device; however, as have many other public companies, the Company shifted away from providing a defined benefit program and instead now relied on a defined contribution program through a 401(k) plan for retirement payments. Effective April 30, 2008, we froze the pension plan, and no additional benefits will accrue to participants (and all participant's rights to benefits under the pension plan have fully vested).

Other Factors Underlying the Ongoing Implementation of the Compensation Program

        Achievement of the objectives of the Compensation Program depends, to a large degree, on several material factors underlying compensation policies and decisions that may vary depending on facts and circumstances. In an effort to ensure that such policies and decisions are not overly subjective and produce outcomes consistent with the Company's compensation philosophy and the goals of the Compensation Program, the Committee has adopted the following practices and guidelines in the areas referenced:

  Allocation Between Cash and Non-Cash Compensation and Among Different Forms of Non-Cash Compensation

        When the Committee engages in the exercise of establishing percentile targets for each element of compensation, the Committee's differential weighting of short-term and long-term compensation elements also results in an equivalent weighted allocation of cash and non-cash compensation. Since all elements of short-term compensation are cash-based, while all long-term compensation provided for under the Compensation Program is equity-based, the weighting of cash and non-cash compensation is directly aligned with the weighting of short and long-term compensation elements of the Program.

        Allocations between different forms of cash compensation are more heavily weighted toward the at-risk variable bonus element, consistent with the Company's overall compensation philosophy and emphasis on pay for performance. In fiscal year 2008, this was reflected in a targeted 50th percentile for base salary and a targeted 60th percentile for short-term cash incentives.

  Timing of Equity Awards

        The Committee typically targets the first quarter of the Company's fiscal year for granting annual stock awards to eligible recipients, absent an extraordinary event. We have made such grants in 2008 and 2009 and in the future it is expected that the Committee will continue to target the first quarter of the fiscal year for making annual stock awards. In all cases, the Committee seeks to structure equity grants so that they are awarded during an open-window period as designated by our Insider Trading Policy, or, if the Committee approval is provided during a non-window period, then the grants are made effective on the third business day following the Company's press release with respect to financial results for the prior quarter. This policy is intended to ensure that options are awarded at a time when the exercise price fully reflects all recently disclosed information. In the case of new hires eligible to receive equity grants, grants are generally made uniformly on the first business day of the month following the date the individual commences employment. While the Compensation Committee's Charter permits delegation of the Committee's authority to grant options in certain circumstances, all grants to executive officers are made by the Compensation Committee itself and not pursuant to delegated authority. The Company does not have in place and, since the time of its initial public offering in June 2000, has not had in place any programs, policies or practices which are intended to time stock option grants with the release of material, non-public information in a manner which would provide advantageous option exercise prices to grant recipients.

  Compensation Levels Among Named Executive Officers

        The Committee takes into account the responsibilities and job positions of the named executives in setting compensation levels among them. For instance, Mr. Foster occupies multiple positions (Chief Executive Officer, President, and Chairman of the Board) in an environment where there is no individual in a position akin to a chief operating officer. Accordingly, the Committee believes it is appropriate that his compensation be substantially higher than the other named executives. Among the remaining four named executives there are less substantial differences. Mr. Renaud is compensated at a higher level than the others primarily due to his lengthier tenure as a Corporate Executive Vice President, which is a title to which the other named executives have been promoted only within the last few years. Dr. Gillett's compensation has been increased substantially over the past few years to reflect her promotions, job performance and increased responsibilities.

  Role of Executive Officers in Setting Compensation Parameters

        Only two of the named executives of the Company are regularly involved in assisting the Committee in setting compensation parameters. In his role as the Company's Corporate Executive Vice President, Human Resources, General Counsel and Chief Administrative Officer, Mr. Johst assists the Committee by providing data to the outside consultants, developing or modifying compensation plans and programs based on the Committee's input, and otherwise supporting the Committee's efforts to obtain the information and data required to make well-reasoned decisions regarding the compensation elements which comprise the Program. In his capacity as Chairman, President and Chief Executive Officer of the Company, Mr. Foster regularly participates in strategic discussions with the Committee regarding the design and scope of the Program to help ensure that the compensation elements, policies and practices underlying the Program are properly aligned with the Company's short-term financial and long-term strategic objectives. Mr. Foster also provides recommendations to the Committee regarding modifications to the Program which allow it to function more effectively in the context of the Company's evolving business organization, and assists the Committee in evaluating the individual performance of each executive officer to ensure that their respective levels of compensation take such performance into account. As a matter of process, Mr. Foster and Mr. Johst frequently work collaboratively to analyze internal and externally-provided compensation data and information, and provide preliminary recommendations to the Compensation Committee during the course of the Committee's determination of annual compensation levels.

        Other than Messrs. Foster and Johst, no executive officers of the Company play a significant, ongoing role in assisting the Committee to set compensation parameters.

  Factors in Material Changes in Compensation

        The Committee authorizes material changes in compensation only under a limited set of circumstances. These typically include:

  •
  promotion;

  •
  significant expansion of revenue responsibilities;

  •
  significant expansion of managerial responsibilities;

  •
  major changes in the competitive marketplace for certain skills or position types, supported by objective market data; or

  •
  other comparable circumstances or events which objectively warrant significant modification of an individual's compensation package.

        Material changes in actual (as distinct from targeted) compensation can also result from performance at the Company, business segment, business unit and individual level, which directly impacts the variable elements of compensation. Consistent with the Company's "pay-for-performance" philosophy, we may significantly increase or reduce an individual's total compensation package depending on actual performance in relation to targeted objectives or external factors. For example, in light of the challenges facing the Company in 2009 and the actions taken by the Company to improve operating efficiency (among other reasons), 2009 base salaries for our named executives are unchanged from 2008 base salaries. In addition, in recognition of the additional General Counsel responsibilities Mr. Johst assumed starting in early 2009, in February 2009 the Company awarded him a special grant of 4,000 shares of time-based restricted stock.

  Accounting and Tax Impact of Compensation Practices

        The Committee considers and, when applicable, comparatively evaluates the accounting and tax impact of compensation policies and practices. Whenever practicable, the Committee selects compensation alternatives that afford the Company the most beneficial accounting and tax treatment.

        For instance, with respect to tax impact, Section 162(m) of the Internal Revenue Code (Code), places a limit of $1 million on the amount of compensation that the Company may deduct in any year with respect to each of its Chief Executive Officer and the three next most highly paid executive officers (other than the Chief Financial Officer). It is the Company's intention that, to the extent it determines advisable, all compensation payments be tax deductible under Section 162(m). However, the Committee has reserved the right to make payments that may not be deductible in order to ensure the Company's ability to be competitive and to reward executives appropriately. To the extent amounts paid under the Company's EICP bonus program cause total compensation for any of our named executives to exceed $1 million, the excess amounts will not be deductible under Section 162(m).

        Furthermore, pertaining to accounting impact, in evaluating the Company's overall equity award compensation program in 2008, we did take into account SFAS 123(R). In particular, we recognized that while comparative values of either stock options or restricted stock could be granted with identical accounting expense impact, being able to grant both types of awards allowed flexibility for the Company to adjust the grant ratios to maximize the perceived impact on both employee retention and earnings per share. In addition, starting in 2006, the Committee decided to increase the vesting schedule from three to four years, serving dual purposes of increasing the retention element of the awards while reducing the annual accounting expense attributable to the grant.

        Notwithstanding these considerations, in 2008 accounting and tax implications were generally not a critical factor in the setting of overall compensation for the specific named executives.

  Stock Ownership Guidelines

        The Company's officer stock ownership guidelines operate as a related feature to the Compensation Program. The Board of Directors believes that senior management should have a meaningful economic stake in the Company in order to align the interests of management and the Company's shareholders. Therefore, the Board has adopted stock ownership guidelines for senior management which are designed to satisfy an individual senior manager's need for portfolio diversification, while maintaining management stock ownership at levels high enough to assure our stockholders of management's commitment to creating corporate value.

        Under these guidelines, members of our senior management are required to maintain an ownership position, expressed as a multiple of salary, as follows:

CEO	4X base salary
Corporate Executive VP	3X base salary
Corporate Senior VP	2X base salary
Corporate VP	1X base salary

        Officers have four years from the time they attain the executive level listed above to comply with the ownership requirements. Stock options and unvested restricted stock are not counted toward the holding requirement. The Committee periodically reviews stock ownership levels of members of our senior management to ensure compliance. The Committee is permitted to evaluate whether exceptions should be made in the case of any officer who, due to his or her unique financial circumstances, would incur a financial hardship by complying with this requirement. In addition, the Committee has reserved the right to evaluate in the future whether alternatives and/or remedial actions (including adjustments to the guidelines) should be considered in the case of any officer who, due to the substantial stock price decline of Charles River stock which has corresponded to the worldwide economic crisis in the later part of 2008 and into 2009, and not due to any material disposition of Company securities, would not be in compliance. However, as of the date of this Proxy Statement each of the named executives is in compliance with the Company's stock ownership guidelines.

  Derivatives Trading

        The Company grants equity incentives for the reasons discussed above, including to align the interests of Charles River's employees with those of stockholders. Accordingly, the Company's Insider Trading Policy prohibits employees (and directors) from trading in derivative securities related to the Company, such as puts or calls on the Company's common stock, since such securities may diminish the alignment the Company is trying to foster, as well as expose the Company to potential embarrassment.

REPORT OF COMPENSATION COMMITTEE

        The Compensation Committee, comprised of independent directors, has reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with the Company's management and, based on the review and discussions, recommended to the Company's Board of Directors that the CD&A be included in this Proxy Statement.

        The foregoing report has been furnished by the Compensation Committee.

THE COMPENSATION COMMITTEE Dr. George M. Milne, Jr. (Chair) Dr. Nancy T. Chang Mr. Douglas E. Rogers Mr. William H. Waltrip

 EXECUTIVE COMPENSATION AND RELATED INFORMATION

2008 Summary Compensation Table

        The following table sets forth all of the compensation awarded to, earned by or paid to the Company's Named Executive Officers (our principal executive officer, our principal financial officer and the three other highest paid executive officers) for the years ended December 30, 2006 to December 27, 2008.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4)		All Other Compensation ($)(5)(6)		Total ($)
James C. Foster	2008	948,500	2,108,804	1,170,348	817,133	213,171		1,190,613		6,448,569
Chairman, Chief Executive	2007	912,000	2,802,686	1,707,758	1,248,944	0		642,620		7,314,008
Officer, President and	2006	850,000	1,546,340	1,798,264	649,400	26,243		890,174	(7)	5,760,421	(7)
Director						(6,506,049)	(8)	6,506,049	(8)
Thomas F. Ackerman	2008	454,480	619,933	350,283	278,608	187,090		511,280		2,401,674
Corporate Executive Vice	2007	437,000	800,581	465,149	411,269	0		247,534		2,361,533
President and Chief	2006	400,000	456,818	385,461	213,920	16,448		349,881	(7)	1,822,528	(7)
Financial Officer						(1,697,380)	(8)	1,697,380	(8)
Real H. Renaud	2008	496,460	592,477	308,555	386,288	265,670		712,659		2,762,109
Corporate Executive Vice	2007	482,000	634,695	413,229	480,800	14,648		445,540		2,470,912
President and President,	2006	450,000	352,780	410,692	260,190	38,316		439,317	(7)	1,951,295	(7)
Global Research Models						(2,691,730)	(8)	2,691,730	(8)
and Services
David P. Johst	2008	454,480	622,015	373,426	352,733	108,582		361,063		2,272,299
Corporate Executive Vice	2007	437,000	758,812	457,523	418,917	0		147,644		2,219,896
President, Human	2006	400,000	465,240	385,461	213,920	2,506		249,287	(7)	1,716,414	(7)
Resources, General						(1,245,235)	(8)	1,245,235	(8)
Counsel and Chief
Administrative Officer
Nancy A. Gillett	2008	444,080	675,571	373,426	107,245	15,098		116,885		1,732,305
Corporate Executive Vice	2007	427,000	728,902	459,948	308,965	6,231		129,015		2,060,061
President and President,	2006	360,000	328,726	336,158	215,712	9,306		138,231	(7)	1,388,133	(7)
Global Preclinical Services						(45,820)	(8)	45,820	(8)

(1)
Amounts reflect the compensation cost for the respective fiscal years of the named executive officers' restricted stock and performance awards, calculated in accordance with SFAS 123(R) utilizing the Company's assumptions expensed over the vesting period of the restricted stock and performance awards, but do not include any assumed forfeitures. See note 8 to our Notes to Consolidated Financial Statements in our Form 10-K for the fiscal year ended December 27, 2008 for a discussion of the assumptions used by the Company.

(2)
Amounts reflect the compensation cost for the respective fiscal years of the named executive officers' stock options, calculated in accordance with SFAS 123(R) and using the Black-Scholes valuation model utilizing the Company's assumptions expensed over the vesting period of the stock options, but do not include any assumed forfeitures. See note 8 to our Notes to Consolidated Financial Statements in our Form 10-K for the fiscal year ended December 27, 2008 for a discussion of the assumptions used by the Company in our Black-Scholes valuation model for stock options granted in 2008, 2007 and 2006. The value of options granted in Fiscal Year 2005 was calculated using the Black-Scholes pricing model, based on the following weighted-average assumptions: an expected volatility of 35%, a weighted average expected life (in years) of 5, a risk-free interest rate of 4.0% and expected dividend yield of 0.0%. The value of options granted in fiscal year 2004 was calculated using the Black-Scholes pricing model, based on the following weighted-average assumptions: an expected volatility of 35%, a weighted average expected life (in years) of 5, a risk-free interest rate of 3.1% and expected dividend yield of 0.0%. The value of options granted in the fiscal year 2003 has been calculated using the Black-Scholes pricing model, based on the following weighted-average assumptions: an expected volatility of 51.3%, a weighted average expected life (in years) of 6.0, a risk-free interest rate of 3.1% and expected dividend yield of 0.0%.

(3)
Reflects payments under the Company's EICP Plan for the respective fiscal year, which are paid the following February.

(4)
Reflects the aggregate change in actuarial present value of the named executive officers' accumulated benefit under the Charles River Laboratories, Inc. Pension Plan. The positive adjustment in 2008 compensation was due primarily to a decrease in the discount rate from 2007 (6.5%) to 2008 (6.0%) and a change in the mortality table utilized. For 2007 compensation, as a result of an increase in the discount rate from 2006 (5.9%) to 2007 (6.5%), each of the following Named Executive Officers recognized a negative change in pension value for 2007 and in accordance with instructions to Item 402 (c)(2)(viii) of Regulation S-K, these amounts have not been included in the "Total" column: Mr. Foster (-$6,206); Mr. Ackerman (-$14,492), and Mr. Johst (-$20,731). Above-market or preferential earnings are not available under our Deferred Compensation Plan, which is our only plan or arrangement pursuant to which compensation may be deferred on a basis that is not tax-qualified, or any of our other benefit plans.

(5)
For fiscal year 2008, the amounts in this column include the following: (a) 2008 employer contributions under the Company's 401(k) Plan (Mr. Foster, $7,750; Mr. Ackerman, $8,061; Mr. Renaud, $8,896, Mr. Johst, $8,061; and Dr. Gillett, $8,880); (b) amounts received in recognition of length of service to the Company (awards granted to Company employees generally); (c) personal benefits and perquisites related to supplemental health benefits and insurance premiums (including the estimated incremental cost to the Company of the pre-retirement split-dollar life insurance death benefit provided by the Company under the Deferred Compensation Plan), long-term disability benefits, spousal travel and attendance at Company functions, use of company automobiles (including insurance, gas, maintenance, and the residual incremental value realized by the named executive officer upon purchase of company automobiles at the conclusion of the lease), value of the personal use of company-leased aircraft time (Mr. Foster only), financial and estate planning, use of Company tickets to sporting events, home business equipment, airline club memberships, and home security services (Mr. Foster, $140,347; Mr. Ackerman, $74,764; Mr. Renaud, $72,162; Mr. Johst, $57,182; and Dr. Gillett, $44,487); and (d) tax gross-up payments (Mr. Foster, $41,551; Mr. Ackerman, $19,071; Mr. Renaud, $17,241, Mr. Johst, $22,253; and Dr. Gillett, $8,736). In 2008, the named executives received personal benefits or perquisites having an individual value in excess of $25,000 as follows: Mr. Foster—financial planning services ($47,425) and use of Company automobile ($34,196); Mr. Ackerman—use of Company automobile ($27,330); Mr. Renaud—use of Company automobile ($33,425); Dr. Gillett—use of Company automobile ($33,812). The amounts in this column also include amounts credited by the Company to the named executives' Deferred Compensation Plan accounts, as described further in footnotes (6), (7) and (8) below.

(6)
Includes amounts credited to the named executives' Deferred Compensation Plan account balances (net of FICA taxes). Additional amounts includes amounts credited with respect to fiscal year 2008 are as follows: Mr. Foster, $1,000,966; Mr. Ackerman, $409,383; Mr. Renaud, $614,360; Mr. Johst, $273,567; and Dr. Gillett, $54,781.

(7)
As described below under "—Nonqualified Deferred Compensation," in early 2006, in connection with the establishment of the Deferred Compensation Plan, the present value of accrued benefits (net of FICA taxes) under the ESLIRP for certain named executives was credited to the Deferred Compensation Plan. In addition, Dr. Gillett was credited with an employer contribution with respect to her 2005 base and bonus amounts. The amounts reflected next to footnote (7) do not include these amounts. Additional amounts credited to the Deferred Compensation Plan (net of FICA taxes) account balances with respect to fiscal year 2006 are as follows: Mr. Foster, $666,498; Mr. Ackerman, $239,239; Mr. Renaud, $367,194; Mr. Johst, $162,164; and Dr. Gillett: $57,387. The amounts reflected next to footnote (7) include these amounts.

(8)
Reflects the present value of accrued benefits as of December 31, 2005 under the ESLIRP that were converted into Deferred Compensation Plan accounts of the named executives (other than Dr. Gillett) in early 2006 in connection with the named executives' decisions to discontinue their direct participation in the ESLIRP, as well as amounts similarly credited for Dr. Gillett with respect to the employer contribution portion based on 2005 base and bonus amounts. The amounts reflected next to footnote (7) do not include these amounts.

 2008 Grants of Plan-Based Awards

        The following table sets forth the information regarding grants of plan-based awards made to our named executive officers during 2008. There can be no assurance that the Grant Date Fair Value of Stock and Option Awards will ever be realized. The amount of these awards that was expensed in 2008 is included in the amounts shown in the Stock and Option Award columns of the Summary Compensation Table above.

									All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)		Grant Date Fair Value of Stock and Option Awards ($)(6)
		Date of Board or Compensation Committee Action to Approve Grant(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(3)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)								Exercise or Base Price of Option Awards ($/Sh)

Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

James C. Foster	2/13/08	2/13/08	28,455	948,500	2,371,250
	2/29/08	2/13/08								79,900	58.58	1,182,840
	2/29/08	2/13/08							28,100			1,646,098
	2/29/08	1/11/08				5,088	20,350	25,438				1,490,158

Thomas F. Ackerman	2/13/08	2/13/08	9,544	318,136	795,340
	2/29/08	2/13/08								26,100	58.58	386,384
	2/29/08	2/13/08							9,150			536,007
	2/29/08	1/11/08				1,775	7,100	8,875				519,898

Real H. Renaud	2/13/08	2/13/08	10,426	347,522	868,805
	2/29/08	2/13/08								29,500	58.58	436,718
	2/29/08	2/13/08							10,350			606,303
	2/29/08	1/11/08				1,775	7,100	8,875				519,898

David P. Johst	2/13/08	2/13/08	9,544	318,136	795,340
	2/29/08	2/13/08								26,100	58.58	386,384
	2/29/08	2/13/08							9,150			536,007
	2/29/08	1/11/08				1,775	7,100	8,875				519,898

Nancy A. Gillett	2/13/08	2/13/08	9,326	310,856	777,140
	2/29/08	2/13/08								27,800	58.58	411,551
	2/29/08	2/13/08							9,750			571,155
	2/29/08	1/11/08				1,775	7,100	8,875				519,898

(1)
See the section of the Proxy Statement entitled "Compensation Discussion and Analysis" for a discussion regarding the Company's equity award grant date practices.

(2)
Reflects threshold (3% of target), target and maximum (250% of target) amounts payable under the EICP Plan with respect to fiscal year 2008. Threshold amounts reflect minimum positive payouts under the EICP Plan, although if minimum performance levels (90% of performance target) are not achieved, there would potentially be no payout. Under certain discretionary circumstances, additional amounts can be paid under the EICP Plan. The potential payouts are performance-driven and therefore completely at risk. Actual amounts paid to the named executives under the EICP Plan with respect to fiscal year 2008 are set forth in the Summary Compensation Table above.

(3)
Reflects threshold (25% of target), target and maximum (125% of target) amounts of shares payable under our performance awards granted in fiscal year 2008. Threshold amounts reflect minimum positive payouts under performance awards, although if minimum performance levels are not achieved, there would potentially be no payout. The potential payouts are performance-driven and thus completely at risk. Actual amounts paid to the named executives with respect to their performance awards are described in the section of this Proxy Statement entitled "Compensation Discussion and Analysis."

(4)
Reflects restricted common stock granted on February 29, 2008. Shares paid in fiscal year 2008 in satisfaction of 2007 performance awards are not included in this column. See footnote (3) above.

(5)
Reflects stock options granted on February 29, 2008.

(6)
The grant date fair market value of options has been calculated using the Black-Scholes pricing model, based on the following assumptions: an expected volatility of 24%, a weighted average expected life of 4.5 years and a risk-free interest rate of 2.74%. The grant date fair value of restricted stock is determined from the market value of the stock on the date of grant. The grant date fair value of performance awards is based on the maximum number of shares that could be awarded, and in accordance with SFAS 123(R), is determined from the market value of our stock on February 29, 2008.

Description of Certain Awards Granted in 2008

        All awards of stock options and restricted stock were granted pursuant to the Company's 2007 Incentive Plan. Options vest and become exercisable in equal installments on each of February 28, 2009, 2010 and 2011, and February 29, 2012 subject to continued employment. Restricted shares vest in equal installments on each of February 28, 2009, 2010, 2011 and February 29, 2012 subject to continued

employment. The exercise price of stock options is equal to the closing price of the Company's common stock on the date of grant. All grants of performance awards are pursuant to our 2007 Incentive Plan and are described in the Compensation Discussion and Analysis. All grants of non-equity incentive plan awards have been pursuant to our EICP Plan, which is described in detail in the Compensation Discussion and Analysis.

Employment-Related Agreements and Arrangements

        As described in the Compensation Discussion and Analysis, the Company does not enter into employment agreements with any of its corporate executive officers, which includes the named executives. The named executives, however, are beneficiaries of certain separation and change-in-control agreements, as well as defined benefit and deferred compensation arrangements, as further described below in this Proxy Statement.

Outstanding Equity Awards at Fiscal 2008 Year-End

        The following table sets forth the information regarding each outstanding unexercised or unvested equity award held by our named executive officers as of December 27, 2008.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights that have not Vested (#)(2)	Equity Incentive Plan Amounts: Market or Payout Value of Unearned Shares, Units of or Other Rights that have not Vested ($)(1)

James C. Foster	40,000	0		31.97	08/01/2011
	117,380	0		32.15	07/15/2012
	196,958	0		32.87	07/23/2013
	150,000	0		43.07	02/13/2014
	142,206	0		47.75	02/17/2015
	23,438	0		47.36	05/09/2015
	60,700	60,700	(3)	38.03	08/11/2013
	21,137	63,413	(4)	46.60	02/23/2014
	0	79,900	(5)	58.58	02/29/2015	88,138	(6)	2,205,213	10,175	254,579

Thomas F. Ackerman	2,757	0		31.97	08/01/2011
	23,400	0		32.15	07/15/2012
	26,600	0		32.87	07/23/2013
	20,200	0		43.07	02/13/2014
	32,930	0		47.75	02/17/2015
	11,719	0		47.36	05/09/2015
	13,125	13,125	(3)	38.03	08/11/2013
	7,912	23,738	(4)	46.60	02/23/2014
	0	26,100	(5)	58.58	02/29/2015	25,848	(7)	646,717	6,177	154,549

Real H. Renaud	25,400	0		32.87	07/23/2013
	30,300	0		43.07	02/13/2014
	37,500	0		47.75	02/17/2015
	3,906	0		47.36	05/09/2015
	13,125	13,125	(3)	38.03	08/11/2013
	5,512	16,538	(4)	46.60	02/23/2014
	0	29,500	(5)	58.58	02/29/2015	24,728	(8)	618,695	1,775	44,411

David P. Johst	21,754	0		5.33	09/29/2009
	16,000	0		16.00	06/23/2010
	21,800	0		31.97	08/01/2011
	23,400	0		32.15	07/15/2012
	26,600	0		32.87	07/23/2013
	20,200	0		43.07	02/13/2014
	32,930	0		47.75	02/17/2015
	11,719	0		47.36	05/09/2015
	13,125	13,125	(3)	38.03	08/11/2013
	7,362	22,088	(4)	46.60	02/23/2014
	0	26,100	(5)	58.58	02/29/2015	25,708	(9)	643,214	1,775	44,411

Nancy A. Gillett	0	15,400	(3)	38.03	08/11/2013
	0	25,388	(4)	46.60	02/23/2014
	0	27,800	(5)	58.58	02/29/2015	28,880	(10)	722,578	1,775	44,411

(1)
Calculated based on the closing price ($25.02) of the Company's stock on December 27, 2008, the last trading day of the fiscal year 2008.

(2)
The column sets forth the actual number of shares of common stock and restricted stock earned by the named executive in February 2009 under the Company's performance awards. See the "2008 Grants of Plan—Based Awards" table earlier in this Proxy Statement.

(3)
One half of the unexercisable stock options will vest on each of 08/11/2009 and 08/11/2010.

(4)
One third of the unexercisable stock options will vest on the following dates: 02/23/2009, 02/23/2010 and 02/23/2011.

(5)
The stock option vests in 25% increments on the following dates: 02/28/2009, 02/28/2010, 02/28/2011 and 02/29/2012.

(6)
The stock award vests as follows: 12,000 shares vest on 2/28/2009, 12,862 shares vest on 08/11/2009, 12,863 shares vest on 08/11/2010, 7,438 shares vest on 02/23/2009, 7,437 shares vest on 02/23/2010, 7,438 shares vest on 02/23/2011, 7,025 shares vest on 02/28/2009, 7,025 shares vest on 02/28/2010, 7,025 shares vest on 02/28/2011 and 7,025 shares vest on 02/29/2012.

(7)
The stock award vests as follows: 2,760 shares vest on 2/28/2009, 2,787 shares vest on 08/11/2009, 2,788 shares vest on 08/11/2010, 2,788 shares vest on 02/23/3009, 2,787 shares vest on 02/23/2010, 2,788 shares vest on 02/23/2011, 2,287 shares vest on 02/28/2009, 2,288 shares vest on 02/28/2010, 2,287 shares vest on 02/28/2011 and 2,288 shares vest on 02/29/2012.

(8)
The stock award vests as follows: 2,990 shares vest on 2/28/2009, 2,787 shares vest on 08/11/2009, 2,788 shares vest on 08/11/2010, 1,938 shares vest on 02/23/2009, 1,937 shares vest on 02/23/2010, 1,938 shares vest on 02/23/2011, 2,587 shares vest on 02/28/2009, 2,588 shares vest on 02/28/2010, 2,587 shares vest on 02/28/2011, and 2,588 shares vest on 02/29/2012.

(9)
The stock award vests as follows: 3,220 shares vest on 2/28/2009, 2,787 shares vest on 08/11/2009, 2,788 shares vest on 08/11/2010, 2,588 shares vest on 02/23/2009, 2,587 shares vest on 02/23/2010, 2,588 shares vest on 02/23/2011, 2,287 shares vest on 02/28/2009, 2,288 shares vest on 02/28/2010, 2,287 shares vest on 02/28/2011 and 2,288 shares vest on 02/29/2012.

(10)
The, stock award vests as follows: 3,680 shares vest on 2/28/2009, 3,262 shares vest on 08/11/2009, 3,263 shares vest on 08/11/2010, 2,975 shares vest on 02/23/2009, 2,975 shares vest on 02/23/2010, 2,975 shares vest on 02/23/2011, 2,437 shares vest on 02/28/2009, 2,438 shares vest on 02/28/2010, 2,437 shares vest on 02/28/2011 and 2,438 shares vest on 02/29/2012.

        The Company has not engaged in any option repricings or other modifications to any of its outstanding equity awards during fiscal years 2006, 2007 or 2008.

2008 Option Exercises and Stock Vested

        The following table shows information regarding stock option exercises and vesting of restricted stock awards with respect to the named executives during the year ended December 27, 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
James C. Foster	50,000	1,813,729	60,350	3,634,855
Thomas F. Ackerman	15,000	502,101	16,169	967,630
Real H. Renaud	38,400	1,172,859	12,840	774,042
David P. Johst	0	—	15,595	934,847
Nancy A. Gillett	26,207	483,442	15,703	945,082

(1)
The value realized on the exercise of stock options and the immediate sale of shares acquired upon exercise is based on the difference between the exercise price and the intraday price of our common stock at the time of exercise. In other circumstances, such as where the underlying shares are held following the exercise of the stock option, the value realized is based on the difference between the exercise price and the closing price of our common stock on the date of exercise.

(2)
The value realized on vesting of restricted stock is based on the closing price of our common stock on the trading date immediately preceding the date of vesting.

 2008 Pension Benefits

        One of the Company's sponsored defined benefit plans, the Charles River Laboratories, Inc. Pension Plan, is a qualified, non-contributory plan that covers most U.S. employees hired prior to January 1, 2002. Employees hired after December 31, 2001 are not eligible to participate in this Plan. Each of the named executives is a participant in the pension plan and has an accrued pension benefit thereunder. The Plan was frozen effective April 30, 2008. No additional benefits will be accrued to participants after such date. All participants' rights to benefits under this plan have vested.

        Benefits under the U.S. Pension Plan are based on the participants' highest five consecutive years of compensation and years of service as of April 30, 2008. The amount of pension payable annually at normal retirement (age 65) is equal to the greatest of: (1) 1 1/8% of participants' highest average five consecutive years of compensation (excluding compensation earned after April 30, 2008) multiplied by years of service earned through April 30, 2008 (up to 40 years), less the maximum offset allowance determined as of April 30, 2008 in accordance with the Code Section 401(l); (2) $180 multiplied by years of service as of April 30, 2008; and (3) $1,500. In addition, certain officers and key employees are entitled to a frozen supplemental benefit amount ranging in amount from $51,000-$97,000. The applicable amounts for the named executives are as follows: Mr. Foster, $73,000; Mr. Ackerman, $97,000; Mr. Renaud, $69,000; and Mr. Johst, $79,000. Dr. Gillett is not entitled to a frozen supplemental benefit.

        Compensation under the U.S. Pension Plan generally would include amounts shown as salary and non-equity incentive plan compensation for the named executives (as shown on the Summary Compensation Table above) and would exclude any wages derived from stock options or severance pay. Early retirement benefits are provided to any retiring participant who has attained age 55 and completed five years of vesting service. The early retirement benefit is equal to the participant's normal retirement benefit reduced by 5/9% per month for the first 60 months and 5/18% for each month over 60 by which the participant's benefit commencement date precedes his or her normal retirement date. Messrs. Foster and Renaud are both currently eligible for early retirement.

        Participants' rights to benefits under this plan vest upon completion of five years of service.

        The table below sets forth information regarding the accumulated benefits of the named executives under the Charles River Laboratories, Inc. Pension Plan.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
James C. Foster	Charles River Laboratories, Inc. Pension Plan	32.6	975,257	0
Thomas F. Ackerman	Charles River Laboratories, Inc. Pension Plan	20.0	788,451	0
Real H. Renaud	Charles River Laboratories, Inc. Pension Plan	40.0	1,338,703	0
David P. Johst	Charles River Laboratories, Inc. Pension Plan	17.0	398,650	0
Nancy A. Gillett	Charles River Laboratories, Inc. Pension Plan	8.0	83,318	0

(1)
The maximum years of credited service under the Charles River Laboratories, Inc. Pension Plan is 40 years. If there were no such maximum, Mr. Renaud would have 43.3 years of credited service.

(2)
The normal form of payment under the U.S. Pension Plan is a straight life annuity. The present value of accumulated benefits disclosed is based on the assumptions used in the Company's financial statement disclosures relating to the U.S. Pension Plan including a discount rate of 6.00% and mortality in accordance with the RP-2000 Mortality Table for 2008 (as prescribed by Treasury regulation 1.430(h)(3)-1). The amounts reflected in this column include the frozen supplemental benefit amounts referred to in the description of the Pension Plan above. Also, for administrative efficiency, the amounts set forth in this table are for, and as of, the calendar year ended December 31, 2008 as opposed to our fiscal year end December 27, 2008. The Company believes there is no material difference between the amounts actually reported and the amounts that would have been reported if we had used a December 27, 2008 date instead.

2008 Nonqualified Deferred Compensation

        In 2006, the Company established the Charles River Laboratories Deferred Compensation Plan (Deferred Compensation Plan) for certain eligible employees, including its named executives. Under the Deferred Compensation Plan, participants may elect to defer bonus and salary amounts, and may select the investment returns to be applied to deferred amounts from among a menu of referenced mutual funds as well as an interest crediting rate.

        The plan is not qualified under Section 401(a) of the Code and is not subject to the Employee Retirement Income Security Act of 1974. Participants must specify the distribution date for deferred amounts at the time of deferral, in accordance with applicable IRS regulations. Generally, amounts may be paid in lump sum or installments upon retirement or termination of employment, or later if the employee terminates employment after age 55 and before age 65. Amounts may also be distributed during employment, subject to a minimum deferral requirement of three years.

        In addition to the Deferred Compensation Plan, certain officers and key employees of the Company also participate, or in the past participated, in the Company's amended and restated Executive Supplemental Life Insurance Retirement Plan, or ESLIRP, which is a non-funded, non-qualified arrangement. Annual benefits under this plan equal a percentage of the average of the highest five consecutive years of compensation, offset by amounts payable under the Charles River Laboratories, Inc. Pension Plan and Social Security. The age-based percentages are 46% at age 59, and up to 55% at age 62 and over. The normal retirement age is 62. Eligible spouses (married one year or longer at the executive's retirement date) receive survivor benefits at a rate of 100% of the benefit paid to the executives during the first 15 years following retirement and at the rate of 50% thereafter. Executive officer participants vest as to 50% of the total benefit after five years of service with a 10% incremental increase in vesting percentage for each year thereafter. The total ESLIRP benefit will be offset by the Charles River Laboratories, Inc. Pension Plan and Social Security.

        In connection with the establishment of the Deferred Compensation Plan, current active employees who agreed to convert their accrued ESLIRP benefit to a comparable deferred compensation benefit discontinued their direct participation in the ESLIRP. Instead, the present values of the accrued benefits of ESLIRP participants were credited to their Deferred Compensation Plan accounts, and future ESLIRP accruals will now be converted to present values and credited to their Deferred Compensation Plan accounts annually. Mr. Foster, Mr. Renaud, Mr. Ackerman and Mr. Johst, who are named executives, were participants in the ESLIRP. Upon the adoption of the Deferred Compensation Plan, the value of their accrued ESLIRP benefits, after adjustments for outstanding Medicare taxes, were credited to their Deferred Compensation Plan account balances as follows: Mr. Foster: $6,506,049, Mr. Ackerman: $1,697,380, Mr. Renaud: $2,691,730 and Mr. Johst: $1,245,235.

        In addition, the Company provides certain active employees, including Dr. Gillett, an annual contribution into their Deferred Compensation Plan account of 10% of the employee's base salary plus the lesser of (1) their target annual bonus or (2) actual annual bonus. The credited amounts for Dr. Gillett vest in 1/4 increments annually over a four year period.

        Separately, the Deferred Compensation Plan provides certain senior executives, including the named executives, with a pre-retirement life insurance death benefit equal to four times the sum of (1) their base annual salary plus (2) their target bonus amounts, less $50,000. For total life insurance amounts potentially payable to the named executive upon their termination of employment due to death, see the section of this Proxy Statement entitled "Executive Compensation and Related Information—Potential Payments Upon Termination or Change in Control".

        The following table sets forth, for each of our named executives, information regarding their participation in our Deferred Compensation Plan during 2008.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(1)(2)
James C. Foster	0	432,054	(2,650,966)	0	5,999,301
Thomas F. Ackerman	0	152,041	(588,051)	0	1,781,902
Real H. Renaud	0	364,741	(579,240)	0	3,259,366
David P. Johst	0	80,468	(334,493)	0	1,268,294
Nancy A. Gillett	0	72,151	(1,191)	0	191,844

(1)
For purposes of consistency, the amounts shown in this table include only those contributions, earnings, withdrawals, and distributions that occurred during calendar year 2008. Accordingly, amounts credited by the registrant with respect to compensation earned in the last fiscal year, but which are credited in 2009, have not been included in this table. However, these amounts (Mr. Foster, $1,000,966; Mr. Ackerman, $409,383; Mr. Renaud, $614,360; Mr. Johst, $273,567; and Dr. Gillett, $54,781) have been included in the total compensation set forth in the Summary Compensation Table under the column entitled "All Other Compensation". As further discussed in the narrative discussion above, the amounts set forth in the column entitled "Registrant Contributions in Last FY" represent the present value of the accrued benefits, after adjustments for outstanding Medicare taxes, which were credited to the named executives' Deferred Compensation Plan account balances. Also, for administrative efficiency, the amounts set forth in this table are for, and as of, the calendar year ended December 31, 2008 as opposed to our fiscal year end December 27, 2008. The Company believes there is no material difference between the amounts actually reported and the amounts that would have been reported if we had used a December 27, 2008 date instead.

(2)
Includes the following amounts which have previously been reported as compensation in the Summary Compensation Table for previous years: Mr. Foster, $8,215,249; Mr. Ackerman, $2,216,870; Mr. Renaud, $3,471,364; Mr. Johst, $1,521,768; and Dr. Gillett, $120,390.

Potential Payments upon Termination or Change in Control

        The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the named executive's employment had terminated on December 27, 2008, given the named executive's compensation and service levels as of such date and, if applicable, based on the Company's closing stock price on that date. (Since our last trading day in fiscal 2008 was December 26, 2008, where applicable we have assumed a stock price of $25.02, the closing price on that date). Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the Company's stock price and the executive's age.

  Disability and Life Insurance

        Separate from the provisions of the Officer Separation Plan or the change in control agreements discussed below, the named executives may be entitled to disability or life insurance proceeds in the event of termination due to such events. For instance, in the event of termination of the named executives as a result of disability, disability insurance could provide up to a maximum additional amount of $50,000, dependent on the nature of the disabling loss. In the event of termination of the named executives as a result of death, additional life insurance payments could provide a maximum additional amount to the named executives' beneficiaries as follows: Mr. Foster, $9,638,000; Mr. Ackerman, $4,140,464; Mr. Renaud, $4,425,928; Mr. Johst, $4,140,464; and Dr. Gillett, $4,069,744 (inclusive of amounts payable as a result of the pre-retirement death benefit pursuant to the Company's Deferred Compensation Plan). The total termination compensation described below does not include these amounts.

  Severance Plans

        Under the Company's Officer Separation Plan, a corporate officer whose employment is terminated by the Company for reasons other than cause, voluntary resignation, disability, early or normal retirement or death and who has not been offered a comparable position within the Company is entitled to receive a severance payment equal to two years of the officer's base pay (plus accrued vacation pay and a pro rata bonus payout if termination occurred after June 30th of the applicable year). In addition, the Officer Separation Plan provides corporate officers with certain benefits continuing for the length of the severance payments (primarily health benefits), as well as reimbursement for specified outplacement services. Payments under the Officer Separation Plan are to be made bi-weekly (the Company's normal payroll cycle), although if any of the payments or entitlements would constitute deferred compensation in accordance with Section 409A of the Code that might subject the officer to additional tax, interest or penalties under Section 409A, then payment of such amounts will be delayed until the earlier of six months from the separation of service, or the officer's death. In exchange for these payments, the officer must agree not to compete with the Company for one year following his or her separation. Each of the named executives other than Mr. Renaud is a participant in this plan. In January 1992, Mr. Renaud entered into an agreement with Charles River Laboratories, Inc. providing for a severance payment equal to one year of his base pay if his employment is terminated for any reason other than for cause, and up to one additional year of base pay until he finds non-competing employment. In addition, Mr. Renaud would be eligible to receive a pro-rated bonus for the year of termination. The 1992 agreement with Mr. Renaud also provides him with continuation of disability benefits for the length of the severance payments and prohibits him from competing with Charles River Laboratories, Inc. for one year after his termination of employment.

  Change in Control Agreements

        The Company has entered into change in control agreements with most of its executive officers, including each of the named executives. These agreements provide such officer with severance and other benefits in the event their employment terminates under certain conditions during the term of the agreement and within one year following a "change in control" (as defined in the agreements). Each agreement has a term of three years, with automatic one-year extensions thereafter. Payments made to the executive officer under the agreement will generally offset or reduce payments and benefits to which the officer may be entitled under any other severance plan or agreement with the Company (including the severance plans described above).

        The agreements provide that any options to acquire common stock of the Company awarded to the executive officer under any stock option or other long-term incentive plan shall become fully exercisable upon the occurrence of the change in control. In addition, restrictions on any shares of restricted stock of the Company held by the executive officer shall lapse upon the occurrence of the change in control.

        Each executive officer covenants in his or her agreement that in the event of a change in control during the term of the agreement, he or she will remain in the employ of the Company after the change in control until the earliest of (1) six months after the date of the change in control, (2) termination by the executive officer of his or her employment for "good reason" (as defined in the agreement) or by reason of death, disability or retirement or (3) termination of the executive officer's employment by the Company for any reason.

        If the employment of the executive officer is terminated during the term of the agreement and on or before the first anniversary of a change in control (1) by the Company other than for "cause" (as defined in the agreement), death or disability or (2) by the executive officer for good reason, the executive officer will be entitled to certain severance benefits, as follows:

  •
  a lump-sum cash severance payment equal to a multiple of three (Mr. Foster only) and two (all other named executives) times the sum of (1) the executive officer's then annual base salary and (2) the executive officer's target bonus for the fiscal year in which the termination occurs;

  •
  for those executive officers at the Senior Vice President level and above, an additional payment to "gross-up" the executive officer for any excise tax imposed by Section 4999 of the Code (provided that if the aggregate value of payments by the Company to or on behalf of the executive officer is less than 315% of the "base amount" (as defined under §280G(b)(3) of the Code), the executive officer will not be entitled to a "gross-up" and instead such payments shall be reduced to an amount equal to $1 less than 300% of the "base amount");

  •
  additional service credit for pension purposes (2 years for each named executive officer other than Mr. Foster who will receive 3 years) and other than Mr. Renaud (who has already reached the maximum 40 years of credited service under the U.S. Pension Plan), assuming a 4% increase in compensation for each year;

  •
  continuation of group medical benefits and certain other perquisites for a period of three years (Mr. Foster only) and two years (all other named executives); and

  •
  26 weeks of outplacement services (up to $50,000), entitlement to purchase the officer's then Company-leased vehicle in accordance with the most attractive terms available under the lease, and payment of legal fees incurred in connection with any termination of employment other than a termination by the Company for cause.

        If any of the payments or entitlements would constitute deferred compensation in accordance with Section 409A of the Code that might subject the named executive to additional tax, interest or penalties under Section 409A, then payment of such amounts will be delayed until the earlier of six months from the separation of service, or the named executive's death.

        A "change in control" is defined in each agreement as any one of the following: (1) the closing of the sale of all or substantially all of the Company's assets as an entirety to any person or related group of persons; (2) the merger or consolidation of the Company with or into another corporation or the merger or consolidation of another corporation with or into the Company or one of the Company's subsidiaries, such that immediately after such transaction the outstanding voting securities of the Company immediately prior to such transaction represent less than a majority of the total voting power of the outstanding voting securities of the entity surviving such merger or consolidation; (3) the closing of a transaction pursuant to which beneficial ownership of more than 50% of the Company's outstanding common stock (assuming the issuance of common stock upon conversion or exercise of all then exercisable conversion or purchase rights of holders of outstanding convertible securities, options, warrants, exchange rights and other rights to acquire common stock) is transferred to a single person or entity, or a "group" (within the meaning of Rule 13d-5(b)(l) of the Securities Exchange Act of 1934) of persons or entities, in a single transaction or a series of related transactions.

        Under the agreement, the term "cause" is defined as the (1) willful and continued failure of the executive officer to perform his or her duties with the Company, (2) a substantial violation of the Company's Code of Business Conduct and Ethics (and any successor policy), (3) conviction of a felony or (4) engaging in conduct that violates the confidentiality provisions of the Agreement. "Good reason" is generally defined to include (1) situations such as the assignment to the executive officer of duties inconsistent with his or her position or responsibility prior to the change in control, (2) a reduction in annual base salary (excluding across-the-board salary reductions affecting all senior executives), (3) failure to pay any portion of current compensation or deferred compensation when due after the expiration of a grace period (excluding across-the-board reductions or failures affecting all senior executives), (4) failure to maintain any compensation plan that is material to the executive officer's total compensation, (5) failure to maintain material benefits that are substantially the same as those in effect when the change in control occurs, and (6) job relocations requiring the executive officer to relocate more than 50 miles from the office where he or she is based.

        The chart below sets forth the amounts payable to each named executive in the event of termination absent a change in control, which is based upon the following assumptions:

Cash Severance—

  •
  Termination occurs on December 27, 2008 (last day of the fiscal year 2008).

  •
  We assumed that the full year's actual bonus was already earned by the named executive and paid for by the Company; therefore it was not included as a part of the cash severance payment. However, in actual practice, under the EICP Plan, employees who leave the Company prior to actual receipt of EICP awards forfeit the total bonus payment (except in instances of retirement, death or disability).

  •
  We have assumed that none of the named executives have accrued or unused vacation remaining at the time of termination.

  •
  We assumed that Mr. Renaud will receive two years of base salary and one year's actual bonus as contemplated by his 1992 agreement.

Benefits Continuation—

  •
  In accordance with the Officer Separation Plan, the benefits continuation value for each named officer other than Mr. Renaud includes 24 month continuation of medical, dental and basic life/AD&D coverage plus any benefits and perquisites that the executive was eligible to receive at the time of termination (except for long-term disability benefits).

  •
  We assumed 24 months of long-term disability benefits for Mr. Renaud.

Retirement Plan Benefits—

  •
  The values reflect the total account balance in the 401(k) and the Deferred Compensation Plans as of December 27, 2008 and the lump sum present value of the accrued benefits under the Company's Pension Plan as of December 27, 2008.

  •
  In addition to the account balances in the qualified and non-qualified retirement plans, the named executives (except Mr. Renaud) are also entitled to receive two additional years of company contributions to the 401(k) plan. The assumed amount of an additional year's contributions is equal to the full amount of 2008 contributions (prior to any discrimination testing reduction, where applicable).

  •
  Benefits under these plans are currently vested and will automatically be paid upon any termination (disregarding any possible delay of payment as a result of compliance with Section 409A of the Code).

Other Benefits—

  •
  The Officer Separation Plan provides for professional outplacement services for all the named executives (except Mr. Renaud). The values reflect the maximum cost of professional outplacement services equal to 15% of the executive's base salary and prior year's bonus paid.

Equity—

  •
  In accordance with the 2007 Incentive Plan, the named executives are entitled to up to three months after termination to exercise any vested stock options. We have assumed that any unvested options or restricted stock after such time are forfeited.

  •
  Performance awards granted in 2008 are forfeited upon termination in accordance with the terms of the 2007 Incentive Plan.

Severance Payments Absent a Change-in-Control

Name	Cash Severance	Benefits and Supplemental Perquisites Continuation	Equity Value(1)	Retirement Plan Benefits	Other(2)	Total

Mr. James Foster

Disability, Death, Retirement, Voluntary Termination and For Cause Termination	$0	$0	$0	$7,219,265	$0	$7,219,265

Involuntary Termination—Not for Cause/Good Reason	$1,897,000	$442,857	$0	$7,239,965	$329,617	$9,909,438

Mr. Thomas Ackerman

Disability, Death, Retirement, Voluntary Termination and For Cause Termination	$0	$0	$0	$2,974,651	$0	$2,974,651

Involuntary Termination—Not for Cause/Good Reason	$908,960	$268,574	$0	$2,995,351	$129,862	$4,302,747

Mr. Real Renaud

Disability, Death, Retirement, and Voluntary Termination	$992,920	$5,759	$0	$5,294,464	$0	$6,293,143

For Cause Termination	$0	$0	$0	$5,294,464	$0	$5,294,464

Involuntary Termination—Not for Cause/Good Reason	$992,920	$5,759	$0	$5,294,464	$0	$6,293,143

Mr. David Johst

Disability, Death, Retirement, Voluntary Termination and For Cause Termination	$0	$0	$0	$1,946,484	$0	$1,946,484

Involuntary Termination—Not for Cause/Good Reason	$908,960	$196,853	$0	$1,967,184	$131,010	$3,204,007

Dr. Nancy Gillett

Disability, Death, Retirement, Voluntary Termination and For Cause Termination	$0	$0	$0	$627,477	$0	$627,477

Involuntary Termination—Not for Cause/Good Reason	$888,160	$142,232	$0	$648,177	$112,957	$1,791,526

(1)
Equity value for death, disability and termination without cause and for Good Reason absent a change-in-control reflects the value of any unvested, but accelerated, stock options and restricted stock. In these termination situations, unvested awards do not accelerate.

(2)
Reflects maximum payment for professional outplacement services.

The chart below sets forth the amounts payable to each named executive in the event of termination following a change in control, which is based upon the following assumptions:

Cash Severance—

  •
  A change-in-control is assumed to have occurred on December 27, 2008 (last day of the fiscal year 2008). However, no change-in-control actually occurred on the aforementioned date.

  •
  Termination occurs on December 27, 2008 (last day of the fiscal year 2008).

  •
  We assumed that the full year's actual bonus was already earned by the named executive and paid for by the Company; therefore it was not included as a part of the cash severance payment. However, in actual practice, under the EICP Plan, employees who leave the Company prior to actual receipt of EICP awards forfeit the total bonus payment (except in instances of retirement, death or disability).

  •
  We have assumed that none of the named executives have any accrued or unused vacation remaining at the time of termination.

Retirement Plan Benefits—

  •
  In addition to the triggered benefits described above, the values reflect the total account balance of the 401(k) and the Deferred Compensation Plans as of December 27, 2008 and the lump sum present value of the accrued benefits under the Pension Plan as of December 27, 2008.

  •
  Under the Pension Plan, no additional compensation for additional years' service credit has been added since the Pension Plan was frozen in 2008.

  •
  Benefits under these plans are vested and will automatically be paid upon any termination.

Equity—

  •
  The change-in-control agreements provide for full acceleration of all unvested equity awards upon a change-in-control. The values reflect the in-the-money value of all unvested stock options, the value of all unvested restricted stock, and the value of all performance awards (at target performance levels) (based on the 2008 fiscal year end price). While this provision in the change-in-control agreements provides the named executives with contractual acceleration rights, we note that under each of the applicable stock option plans of the Company, including the 2007 and 2000 Incentive Plans, a change of control transaction will generally provide for automatic vesting and, if relevant, exercise of outstanding awards (including deemed satisfaction of all performance criteria). Accordingly, the accelerated treatment applicable to the named executives' equity awards will apply equally to all of the Company's equity plan participants.

Tax 280G Gross-up—

  •
  The change-in-control agreements for the named executives provide that the Company pays the 20% excise tax under Section 4999 of the Code for the executive, but only if the payments subject to the tax exceed the executive's five year average W-2 taxable income by 15%. If the total severance payments do not exceed 15% of the safe harbor amount (3 times the five-year average W-2 taxable income), payments are cut back to $1 less than the safe harbor limit.

  •
  Based on the totality of assumptions, the total severance payments to the named executives do not exceed the safe harbor amount by 15%.

Severance Payments Following a Change-in-Control

Name	Cash Severance	Benefits and Supplemental Perquisites Continuation	Equity Value(1)	Retirement Plan Benefits	Other(2)	Tax Gross-Up	Total

Mr. James Foster

Disability, Death, Retirement, Voluntary Termination and For Cause Termination	$0	$0	$2,714,370	$7,219,265	$0	$0	$9,933,635

Involuntary Termination (Severance)—Not for Cause/Good Reason	$5,691,000	$232,033	$2,714,370	$7,219,265	$50,000	$0	$15,906,668

Mr. Thomas Ackerman

Disability, Death, Retirement, Voluntary Termination and For Cause Termination	$0	$0	$824,359	$2,974,651	$0	$0	$3,799,010

Involuntary Termination (Severance)—Not for Cause/Good Reason	$1,545,232	$115,582	$824,359	$2,974,651	$50,000	$0	$5,509,824

Mr. Real Renaud

Disability, Death, Retirement, Voluntary Termination and For Cause Termination	$0	$0	$796,337	$5,294,464	$0	$0	$6,090,801

Involuntary Termination (Severance)—Not for Cause/Good Reason	$1,687,964	$125,518	$796,337	$5,294,464	$50,000	$0	$7,954,283

Mr. David Johst

Disability, Death, Retirement, Voluntary Termination and For Cause Termination	$0	$0	$1,393,512	$1,946,484	$0	$0	$3,339,996

Involuntary Termination (Severance)—Not for Cause/Good Reason	$1,545,232	$98,633	$1,393,512	$1,946,484	$50,000	$0	$5,033,861

Dr. Nancy Gillett

Disability, Death, Retirement, Voluntary Termination and For Cause Termination	$0	$0	$900,220	$627,477	$0	$0	$1,527,697

Involuntary Termination (Severance)—Not for Cause/Good Reason	$1,509,872	$119,720	$900,220	$627,477	$50,000	$0	$3,207,289

(1)
Equity value following a change-in-control reflects the value of all unvested stock options, restricted stock and performance awards, assuming all options and restricted stock outstanding as of the date of the change-in-control accelerate and become fully exercisable (using the Company's closing stock price on December 26, 2008 of $25.02).

(2)
Reflects a maximum payment for professional outplacement services.

 2008 Director Compensation

        The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors while aligning the interests of directors with the interests of stockholders by linking a portion of their compensation to stock performance. In setting Director Compensation, the Company considers the significant amount of time that Directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board.

        The following table sets forth all of the compensation awarded to, earned by, or paid to the Company's Directors for the year ended December 27, 2008.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
William H. Waltrip	90,000	116,038	98,535	—	304,573
George E. Massaro	80,000	116,038	98,535	—	294,573
George M. Milne, Jr.	70,000	116,038	98,535	—	284,573
Stephen D. Chubb	65,000	116,038	98,535	—	279,573
Douglas E. Rogers	60,000	116,038	98,535	—	274,573
Samuel O. Thier	60,000	116,038	98,535	—	274,573
Nancy T. Chang	60,000	225,704	200,443	—	486,147
C. Richard Reese	60,000	278,624	205,630	—	544,254
Deborah T. Kochevar(5)	24,000	18,640	11,337	—	53,977

(1)
Reflects aggregate dollar amount of all fees earned for services as a director, including annual retainer fees, committee and/or chairmanship fees. A description of the applicable fees can be found below.

(2)
Amounts reflect the compensation cost for fiscal year 2008 of the Directors restricted stock, calculated in accordance with SFAS 123(R). As calculated in accordance with SFAS 123(R), the full grant date fair value of the restricted stock awards granted to directors in May 2008 was $61.72 per director (not including Dr. Kochevar, who was not on our board at that time). The full grant date fair value of the restricted stock awards granted to Dr. Kochevar in November 2008 was $107,700. As of December 27, 2008, each current director held the aggregate number of unvested restricted stock awards as follows: Chang—2,000, Chubb—2,000, Kochevar—3,000, Massaro—2,000, Milne—2,000, Reese—5,000, Rogers—2,000, Thier—2,000, Waltrip—2,000.

(3)
Amount reflects the compensation cost for fiscal year 2008 of the Directors' stock options, calculated in accordance with SFAS 123(R) and using the Black-Scholes valuation model utilizing the Company's assumptions expensed over the vesting period of the stock options, but does not include any assumed forfeitures. See note 8 to our Notes to Consolidated Financial Statements in our Form 10-K for the fiscal year ended December 27, 2008 for a discussion of the assumptions used by the Company in the Black-Scholes valuation model. The full grant date fair value of the stock option awards granted to each of the directors in May 2008, was $94,014 per director (excluding Dr. Kochevar) and the full grant date fair value of the stock option awards granted to Dr. Kochevar in November 2008 was $76,840). As of December 27, 2008, each current director held the aggregate number of option awards as follows: Chang—14,500, Chubb—48,000, Kochevar—8,500, Massaro—36,000, Milne—48,000, Reese—14,500, Rogers—12,000, Thier—36,000, Waltrip—48,000.

(4)
We occasionally invite the directors and their spouses to certain events, including an annual multi-day offsite board meeting (typically in February), which historically had been attended by our executives and their spouses. We believe these events provide valuable opportunities to meet and establish relationships with senior executives, enhance leadership development and succession planning strategies and advance our business objectives. Amounts that would be included in this column would have included the incremental costs to the Company of items, including travel costs for spouses, meals and activities that may be considered to provide a personal benefit in connection with these events. However, no director of the Company received perquisites and other personal benefits (including those related to the events described in the preceding sentence) equal to or exceeding $10,000 in the aggregate.

(5)
Dr. Kochevar was elected to the Board on October 29, 2008.

        The Company pays each non-employee director an annual fee of $60,000 for service as a director of the Company, except for members of the Audit Committee, who are paid an annual fee of $65,000. Additional fees are paid to the combined Lead Independent Director/Chair of the Governance Committee ($25,000), the Chair of the Audit Committee ($15,000) and the Chair of the Compensation Committee ($10,000) for their additional responsibilities. No additional fees are paid for attending meetings of the Board or any Committee of the Board. Expenses incurred in attending Board of Directors meetings and committee meetings are reimbursed by the Company.

        Since fiscal 2007, each non-employee director has been eligible to receive options under the Company's stock option plans. Each unaffiliated, non-employee director has been granted (1) an option to purchase 8,500 shares of common stock and (2) 3,000 shares of restricted stock on the first day of the month following his or her initial election or appointment to the Board. Board members also have received annual equity grants. In May 2008, each non-employee director was granted (1) an option for 6,000 shares of common stock and (2) 2,000 shares of restricted stock. Options granted to members of the Board of Directors vest in full, one year from the date of grant and expire five or seven years from the date of grant, and restricted stock vests in full, one year from the date of grant.

        In 2008, the Corporate Governance and Nominating Committee modified the equity award grants to non-employee directors, effective January 1, 2009. Accordingly, starting in fiscal 2009, each unaffiliated non-employee director will be granted (1) stock options and restricted stock having a target value of approximately $275,000 on the first day of the month following his or her initial election or appointment to the Board and (2) stock options and restricted stock having a target value of approximately $185,000 on an annual basis following the annual meeting of shareholders of the Company. Consistent to the long-term incentive equity awards to Company management, one-half of the targeted awards will be issued in the form of stock options, and one half in the form of restricted stock, utilizing Black-Scholes pricing models. The Corporate Governance and Nominating Committee consulted with Pearl Meyer & Partners in determining these values, which were based upon a general comparative review of director compensation and competitive market practices for similarly sized companies operating in the area of life sciences, with a target value based upon the 50th percentile.

        In order to further align the interests of directors and shareholders, the Board of Directors has mandated that, to the extent permissible, directors have a significant financial stake in the Company. Accordingly, as set forth in the Company's Corporate Governance Guidelines, each director who has served on the Board for at least three years is required to own a minimum of 5,000 shares of Company stock (excluding stock options, stock subject to future vesting requirement, or other similar unvested and inchoate equity holdings). Board members who are subject to third party restrictions on their stock holdings (e.g., certain academic institutions), shall be permitted to own stock in an amount that is appropriate for them in light of such other restrictions. In addition, each of our incumbent directors who were elected to the Board on May 8, 2007 will have until May 8, 2010 to come into compliance with this policy and, until such date, will instead be required to own a minimum of $100,000 in shares of Company common stock utilizing an assumed per share value based upon the average of the closing price of the Company's common stock for each of the previous four (4) fiscal quarters. As of the date of this proxy statement, all of our directors are in compliance with this holding requirement.

Related Person Transaction Policy

        The Company maintains a formal Related Person Transactions Policy (available on our website at www.criver.com under the "Investor Relations—Corporate Governance" caption) which is intended to promote the timely identification of transactions involving "related persons" (as such term is defined pursuant to SEC regulations) and to ensure we give appropriate consideration to any real or perceived conflicts in our commercial arrangements. The policy covers any financial transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships), including indebtedness and guarantees of indebtedness and transactions involving employment and similar relationships. The Board has designated the Audit Committee to oversee this policy.

        In determining whether applicable transactions are compliant with this policy, the Audit Committee is directed to determine whether the related person has a direct or indirect material interest in the transaction. The absence of a direct or indirect material interest, or satisfaction of any of the following criteria, indicates that there is no related person transaction:

  •
  transactions involving the purchase or sale of products or services in the ordinary course of business, not exceeding $120,000;

  •
  transactions in which the related person's interest derives solely from his or her service as a director of another corporation or organization that is a party to the transaction;

  •
  transactions in which the related person's interest derives solely from his or her ownership of less than 10% of the equity interest in another person (other than a general partnership interest) which is a party to the transaction;

  •
  transactions in which the related person's interest derives solely from his or her ownership of a class of equity securities of the Company and all holders of that class of equity securities received the same benefit on a pro rata basis;

  •
  compensation arrangements of any executive officer, other than an individual who is an "immediate family member" (as defined in the Related Person Transactions Policy) of a related person, if such arrangements have been approved by the Board of Directors or the Compensation Committee; or

  •
  Director compensation arrangements, if such arrangements have been approved by the Board of Directors or the Corporate Governance and Nominating Committee.

        If the transaction qualifies as a related person transaction the Audit Committee then considers all relevant facts and circumstances, including without limitation: commercial reasonableness of the terms; the benefit and perceived benefit, or lack thereof, to the Company; opportunity costs of alternate transactions; the materiality and character of the related person's direct or indirect interest; and the actual or apparent conflict of interest of the related person. The Committee will not approve or ratify a related person transaction unless it shall have determined that, upon consideration of all relevant information, the transaction is either (1) in or (2) is not inconsistent with, the best interests of the Company and its shareholders.

        As of the date of this Proxy Statement, the Company is not aware of the existence of any related person transaction since the beginning of fiscal year 2008.

Compensation Committee Interlocks and Insider Participation

        During the 2008 fiscal year, the Compensation Committee consisted of Dr. Chang, Dr. Milne, and Messrs. Rogers and Waltrip. None of these individuals has served as an officer or employee of the Company or any of its subsidiaries. The Company is not aware of any compensation committee interlocks.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors consists entirely of directors who meet the independence and experience requirements of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002. During fiscal 2008, the Committee consisted of Messrs. Massaro, Chubb and Waltrip.

        The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing the Company's overall financial reporting process. The Board of Directors has determined that Stephen D. Chubb and George E. Massaro are both Audit Committee financial experts. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 27, 2008, the Audit Committee took the following actions:

  •
  Reviewed and discussed the audited financial statements for the fiscal year ended December 27, 2008, the quarterly financial statements and the annual and quarterly earnings press releases with management, which has primary responsibility for the financial statements and the earnings releases, and PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm.

  •
  Reviewed and discussed with management the requirements under Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 and monitored the activity surrounding the compliance initiative of the Company's management and the audit-related activity of PricewaterhouseCoopers LLP.

  •
  Met with the Company's management, internal auditors and PricewaterhouseCoopers LLP, separately and together, with and without management present, to discuss the Company's financial reporting process and internal controls over financial reporting in addition to other matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

  •
  Received written disclosures and the letter from PricewaterhouseCoopers LLP regarding its independence as required by the Public Company Accounting Oversight Board. The Audit Committee further discussed with PricewaterhouseCoopers LLP their independence and acknowledged their independence.

  •
  Considered the status of taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

  •
  Reviewed with the independent auditor all services provided during 2008 and found no independence concerns and approved all work in advance of completion consistent with prescribed policy and procedures.

  •
  Monitored compliance with the policies and procedures for the engagement of the independent registered public accounting firm. The Committee engaged the independent registered public accounting firm only for certain services including audit, audit-related and specifically approved tax and other services.

  •
  Monitored compliance with the policy and procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company's accounting, internal controls over financial reporting and auditing matters.

        Based on the Audit Committee's review of the audited financial statements, and representations made by and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2008 for filing with the Securities and Exchange Commission.

Mr. George E. Massaro (Chair) Mr. Stephen D. Chubb Mr. William H. Waltrip

        The foregoing report should not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, by any general statement incorporating by reference this Proxy Statement except to the extent that Charles River Laboratories specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

 OTHER MATTERS

Code of Business Conduct and Ethics

        All our employees and officers, including our Chief Executive Officer and Chief Financial Officer, and members of our Board of Directors, are required to abide by our Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. This Code forms the foundation of a comprehensive process that includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and an abiding belief in the integrity of our employees. Our policies and procedures cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business.

        Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct and Ethics. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place, and we will monitor any rules adopted by the SEC to determine whether we need to modify our processes.

        The full text of our Code of Business Conduct and Ethics is available on our website at www.criver.com, under the "Investor Relations—Corporate Governance" caption. We will disclose any future material amendments to the Code of Business Conduct and Ethics and any waivers granted to any director or officer within two business days following the date of such amendment or waiver.

Shareholder Proposals for 2010 Proxy Statement

        Shareholders who wish to present proposals for inclusion in the Proxy Statement relating to the Company's Annual Meeting of Shareholders to be held in 2010 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company's by-laws. To be eligible, shareholder proposals must be received by the Corporate Secretary of the Company no later than December 1, 2009.

        Under the Company's By-laws, if a shareholder wishes to present a proposal before the 2010 Annual Meeting but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such shareholder must give written notice to the Corporate Secretary of the Company, Charles River Laboratories International, Inc., 251 Ballardvale Street, Wilmington, MA 01887. The Corporate Secretary must receive such notice not less than 90 days nor more than 120 days prior to May 7, 2010, provided that, if the 2010 Annual Meeting is not held within 30 days before or after May 7, 2010, then such nomination must be delivered to or mailed and received by the Corporate Secretary no later than the later of the close of business on the 70th day prior to May 7, 2010 or the close of business on the 10th day following the date on which public announcement of the date of the meeting is made by the Company. If we do not receive timely notice of a proposal to be presented at the 2010 Annual Meeting, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when any such proposal is raised at the meeting.

Obtaining Additional Information about the Company

        The Notice of Meeting, this Proxy Statement, the enclosed proxy and the Company's Annual Report to Shareholders for the year ended December 27, 2008 are being mailed to shareholders on or about March 31, 2009. The Company's Annual Report to Shareholders includes a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2008 (other than exhibits thereto), as filed with the SEC. The Form 10-K provides additional information about the Company. Exhibits will be provided upon written request and payment of an appropriate processing fee. A copy of the Company's Annual Report on Form 10-K (with exhibits) for the year ended December 27, 2008 can also be found on the SEC website at www.sec.gov.

        Copies of the charters of the Audit Committee, the Corporate Governance and Nominating Committee and the Compensation Committee, the Company's Corporate Governance Guidelines, and the Company's Code of Business Conduct and Ethics are also available upon request from any shareholder to the Company, Attn: Corporate Secretary, 251 Ballardvale Street, Wilmington, MA 01887.

Certain Matters Relating to Proxy Materials and Annual Reports

        The Company satisfies SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company shareholders. This delivery method is referred to as "householding" and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one proxy statement and annual report to multiple shareholders who share an address, unless contrary instructions were received from affected shareholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a shareholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered shareholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078, telephone 1-877-282-1168, website: http://www.Computershare.com. If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your broker or bank.

Forward Looking Statements

        This Proxy Statement, and in particular the sections entitled "Compensation Discussion and Analysis" and "Executive Compensation and Related Information—Potential Payments Upon Termination or Change in Control", contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These include statements regarding future events and the future results of the Company and the employment of our named executive officers that are based on the beliefs and assumptions of our management as well as certain scenarios required by the federal securities laws rules and regulations. These statements are based on current expectations and beliefs of Charles River as well as particular hypothetical situations, and involve a number of risks, uncertainties, and assumptions that are difficult to predict, including the employment prospects of our named executives upon a change-in-control and the value of their benefits upon such events. You should not rely on forward-looking statements because they are predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in our Form 10-K for the fiscal year ended December 27, 2008 under the sections entitled "Risks Related to Our Business and Industry," "Our Strategy," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in our press releases and other financial filings with the Securities and Exchange Commission. We have no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or risks.

Other Business

        The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

By order of the Board of Directors: David P. Johst Corporate Secretary

Wilmington, Massachusetts
March 31, 2009

        WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

2007 INCENTIVE PLAN

Originally adopted by the Board of Directors on  March 22, 2007;

approved by the shareholders on May 8, 2007;

amended by the Board of Directors on February 13, 2009;

amended by the Compensation Committee of the Board of Directors on March 18, 2009

1.             ADMINISTRATION

Subject to the express provisions of the Plan, the Administrator has the authority to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to implement the Plan. Once an Award has been communicated in writing to a Participant, the Administrator may not, without the Participant’s consent, alter the terms of the Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator has expressly reserved the right to do so. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator shall exercise its discretion consistent with qualifying the Award for such exception.

2.             LIMITS ON AWARDS UNDER THE PLAN

a.             NUMBER OF SHARES.  Subject to adjustments as provided in Section 5, the total number of shares of Stock subject to Awards granted under the Plan, in the aggregate, may not exceed 8,800,000 (the “Fungible Pool Limit”). Each share of Stock issued or to be issued in connection with any Full-Value Award shall be counted against the Fungible Pool Limit as 2.3 Fungible Pool Units. Stock Options, SARs and other Awards that do not deliver the full value at grant thereof of the underlying shares of Stock and that expire no more than seven (7)  years from the date of grant shall be counted against the Fungible Pool Limit as one (1.0) Fungible Pool Unit. (For these purposes, the number of shares of Stock taken into account with respect to a SAR shall be the number of shares of Stock underlying the SAR at grant (i.e., not the final number of shares of Stock delivered upon exercise of the SAR)). For purposes of the preceding sentence, shares that have been forfeited or cancelled in accordance with the terms of the applicable Award shall not be considered to have been delivered under the Plan, but shares held back in satisfaction of the exercise price or tax withholding requirements from shares that would otherwise have been delivered pursuant to an Award will be considered to have been delivered under the Plan. Any shares of Stock that again become available for grant pursuant to this Section 2(a) shall be added back to the pool of available shares.  For purposes of clarity, in calculating the number of shares of stock remaining under the Fungible Pool Limit, the Administrator will not increase the number of available Fungible Pool Units for shares of Stock delivered under an Award (i.e. previously acquired Shares tendered by the Participant in payment of the exercise price or of withholding taxes).  The Administrator shall determine the appropriate methodology for calculating the number of shares of Stock issued pursuant to the Plan.

b.             TYPE OF SHARES.  Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

c.             CERTAIN SHARE LIMITS.  The maximum number of shares of Stock for which Stock Options may be granted to any person annually from and after adoption of the Plan and prior to March 22, 2017, the maximum number of shares of Stock subject to SARs granted to any person annually during such period and the aggregate maximum number of shares of Stock subject to other Awards that may be delivered (or the value of which may be paid) to any person annually during such period shall each be 2,000,000. For purposes of the preceding sentence, the repricing of a Stock Option or SAR shall be treated as a new grant to the extent required under Section 162(m), PROVIDED, no such repricing shall be permitted except in accordance with Section 4.a.(10) of this Plan. Each person eligible to participate in the Plan shall be eligible to receive Awards covering up to the full number of shares of Stock then available for Awards under the Plan. No Awards may be granted under the Plan after March 22 2017, but previously granted Awards may extend beyond that date.

d.             OTHER AWARD LIMITS.  No more than $3,000,000 may be paid to any individual with respect to any Cash Performance Award (other than an Award expressed in terms of shares of Stock or units representing Stock, which shall instead be subject to the limit set forth in Section 2.c. above). In applying the dollar limitation of the preceding sentence: (A) multiple Cash Performance Awards to the same individual that are determined by reference to performance periods of one year with or within the same fiscal year of the Company shall be subject in the aggregate to one limit of such amount, and (B) multiple Cash Performance Awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company shall be subject in the aggregate to a separate limit of such amount.

3.             ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees, directors and other individuals or entities providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.

4.             RULES APPLICABLE TO AWARDS

a.             ALL AWARDS

(1)           TERMS OF AWARDS. All Awards of Stock Options and SARs granted hereunder shall have a term of not to exceed seven years from the date of grant.  The Administrator shall determine all other terms of all Awards subject to the limitations provided herein.

(2)           PERFORMANCE CRITERIA. Where rights under an Award depend in whole or in part on satisfaction of Performance Criteria, actions by the Company that have an effect, however material, on such Performance Criteria or on the likelihood that they will be satisfied will not be deemed an amendment or alteration of the Award.

(3)           ALTERNATIVE SETTLEMENT. The Company may at any time extinguish rights under an Award in exchange for payment in cash, Stock (subject to the limitations of Section 2) or other property on such terms as the Administrator determines, PROVIDED the holder of the Award consents to such exchange, PROVIDED FURTHER, no such exchange will be made where the cash, Stock or property to be received has a fair market value greater than the Award being extinguished, or where any such exchange would violate Section 4.a.(10) of this Plan.

(4)           TRANSFERABILITY OF AWARDS. Awards may not be transferred other than by will or by the laws of descent and distribution and during a Participant’s lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant’s incapacity, the person or persons legally appointed to act on the Participant’s behalf).

(5)           VESTING, ETC. Without limiting the generality of Section 1, the Administrator may determine the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Unless otherwise provided by Section 4.e with respect to Performance Awards or if the Administrator expressly provides otherwise:

(A)          immediately upon the cessation of a Participant’s employment or other service relationship with the Company and its Affiliates, all Awards (other than Stock Options and SARs) held by the Participant (or by a permitted transferee under Section 4.a.(4)) immediately prior to such cessation of employment or other service relationship will be forfeited if not then vested and, where exercisability is relevant, will cease to be exercisable;

(B)           except as provided in (C) and (D) below, all Stock Options and SARs held by a Participant (or by a permitted transferee under Section 4.a.(4)) immediately prior to the cessation of the Participant’s employment or other service relationship for reasons other than death, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 4.a.(5), and shall thereupon terminate;

(C)           all Stock Options and SARs held by a Participant (or by a permitted transferee under Section 4.a.(4)) immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one-year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 4.a.(5), and shall thereupon terminate; and

(D)          all Stock Options and SARs held by a Participant (or by a permitted transferee of the Participant under Section 4.a.(4)) whose cessation of employment or other service relationship is determined by the Administrator in its sole discretion to result from reasons which cast such discredit on the Participant as to justify immediate termination of the Award shall immediately terminate upon such cessation.

Unless the Administrator expressly provides otherwise, a Participant’s “employment or other service relationship with the Company and its Affiliates” will be deemed to have ceased, in the case of an employee Participant, upon termination of the Participant’s employment with the Company and its Affiliates (whether or not the Participant continues in the service of the Company or its Affiliates in some capacity other than that of an employee of the Company or its Affiliates), and in the case of any other Participant, when the service relationship in respect of which the Award was granted terminates (whether or not the Participant continues in the service of the Company or its Affiliates in some other capacity).

(6)           TAXES. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements. In no event shall Stock be tendered or held back by the Company in excess of the minimum amount required to be withheld for Federal, state, and local taxes. As provided in Section 2(a) of this Plan, in the event shares of Stock are held back from an Award in satisfaction of tax withholding requirements, such shares will nonetheless be considered to have been delivered under the Plan.

(7)           DIVIDEND EQUIVALENTS, ETC. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to any Full Value Award if and in such manner as it deems appropriate.

(8)           RIGHTS LIMITED. Nothing in the Plan shall be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

(9)           SECTION 162(m). The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify. In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. In the case of a Performance Award intended to qualify as performance-based for the purposes of Section 162(m), except as otherwise permitted by the regulations at Treas. Regs. Section 1.162-27: (i) the Administrator shall pre-establish in writing one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)); (ii) payment of the Award shall be conditioned upon prior certification by the Administrator that the Performance Criteria have been satisfied; and (iii) if the Performance Criteria with respect to the Award are not satisfied, no other Award shall be provided in substitution of the Performance Award. The provisions of this Section 6.a.(9) shall be construed in a manner that is consistent with the regulations under Section 162(m).

(10)         OPTION AND SAR REPRICING. Options and SARs may not be repriced, or replaced or repurchased for cash, without the approval of the shareholders of the Company.

b.             AWARDS REQUIRING EXERCISE

(1)           TIME AND MANNER OF EXERCISE. Unless the Administrator expressly provides otherwise, (a) an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a written notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award or adequate provision therefore, as set forth in Section 4(b)(3); and (b) if the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2)           EXERCISE PRICE. The Administrator shall determine the exercise price of each Stock Option and SAR; PROVIDED, that each Stock Option and SAR must have an exercise price that is not less than the fair market value of the Stock subject to the Stock Option and SAR, determined as of the date of grant. An ISO granted to an Employee described in Section 422(b)(6) of the Code must have an exercise price that is not less than 110% of such fair market value.

(3)           PAYMENT OF EXERCISE PRICE, IF ANY. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator (with the consent of the optionee of an ISO if permitted after the grant), (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Administrator approves a shorter period) and which have a fair market value equal to the exercise price, (ii) by delivery of a promissory note of the person exercising the Award to the Company, payable on such terms as are specified by the Administrator, (iii) if the Stock is publicly traded, by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iv) by any combination of the foregoing permissible forms of payment; and (b) where shares of Stock issued under an Award are part of an original issue of shares, the Award shall require an exercise price equal to at least the par value of such shares.

(4)           GRANT OF STOCK OPTIONS. Each Stock Option awarded under the Plan shall be deemed to have been awarded as a non-ISO (and to have been so designated by its terms) unless the Administrator expressly provides for ISO treatment that the Stock Option is to be treated as an ISO.

c.             AWARDS NOT REQUIRING EXERCISE

Awards of Restricted Stock and Unrestricted Stock may be made in return for either (1) services determined by the Administrator to have a value not less than the par value of the Awarded shares of Stock, or (2) cash or other property having a value not less than the par value of the Awarded shares of Stock plus such additional amounts (if any) as the Administrator may determine payable in such combination and type of cash, other property (of any kind) or services as the Administrator may determine.

d.             AWARDS OF FULL-VALUE AWARDS

Notwithstanding Section 4(a)(5) of this Plan, (1) Full-Value Awards to Participants other than non-employee members of the Board of Directors that are not Performance Awards shall vest (i.e., become free of forfeiture restrictions) over a period of time at least three years or more from the date of grant, and (2) Full-Value Awards that are Performance Awards shall be subject to the attainment of Performance Criteria which require at least 12 months to achieve;

PROVIDED, however that Full-Value Awards that aggregate not more than 5% of the number of shares reserved for issuance under the Plan may be awarded without the vesting requirements set forth in clauses (1) and (2).  For purposes of clarity, Full-Value Awards issued to non-employee members of the Board of Directors will not be included in determining whether the 5% threshold in the prior sentence has been achieved.

e.             PERFORMANCE AWARDS

Performance Awards may be granted to Participants as follows:

(1)       Prior to the grant of any Performance Award, the Administrator shall establish for each such award (i) performance levels at which 100% of the award shall be earned and a range (which need not be the same for all awards) within which greater and lesser percentages shall be earned and (ii) a performance period (which shall not be less than 12 months) which shall be determined at time of grant.

(2)       With respect to the performance levels to be established pursuant to paragraph 4.e.(1), the specific measures for each grant shall be established by the Administrator at the time of such grant. In creating these measures, the Administrator may establish the specific goals based upon or relating to any Performance Criteria (as defined below).

(3)       Except as otherwise provided in paragraph 4.e.(5), the percentage of each Performance Award to be distributed to an employee shall be determined by the Administrator on the basis of the performance levels established for such award and on the basis of individual performance in satisfaction of the Performance Award during such period. Any Performance Award, as determined and adjusted pursuant to this paragraph and paragraphs 4.e.(5-8) is herein referred to as a “Final Award”. No distribution of any Final Award (or portion thereof) shall be made if the minimum performance level applicable to the related Performance Award is not achieved during the applicable performance period or, unless otherwise determined by the Administrator, if the employment of the employee to whom the related Performance Award was granted shall terminate for any reason whatsoever (including death) within 12 months after the date the Performance Award was granted.

(4)      All Final Awards which have vested in accordance with the provisions of paragraphs 4.e.(5-10) shall be granted as soon as practicable following the end of the related vesting period. Final awards shall be granted in the form of Restricted Stock, Unrestricted Stock, Deferred Stock, Cash Performance Awards, or cash or any combination thereof, as the Administrator shall determine.

(5)      Payment of any Final Award (or portion thereof) to an individual employee shall be subject to the continued rendering of services as an employee (unless this condition is waived by the Administrator).  If the Administrator shall determine that such employee has failed to satisfy such conditions precedent, all Performance Awards granted to such employee which have not become Final Awards, and all Final Awards which have not been paid pursuant to paragraph 4.e.(10) shall be immediately canceled. Upon termination of an employee’s employment other than by death (whether such termination is before or after a Performance Award shall have become a Final Award), the Administrator may, but shall not in any case be required to, waive the condition precedent of continuing to render services.

(6)      If, upon termination of an employee’s employment prior to the end of any performance period for a reason other than death, the Administrator shall determine to waive the condition precedent of continuing to render services as provided in paragraph 4.e.(5), the Performance Award granted to such employee with respect to such performance period shall be reduced pro rata based on the number of months remaining in the performance period after the month of such termination and such awards will be paid at the time they would have been paid absent an employment termination. The Final Award for such employee shall be determined by the Administrator (i) on the basis of the performance levels established for such award (including the minimum performance level) and the performance level achieved through the end of the performance period and (ii) in the discretion of the Administrator, on the basis of individual performance during the period prior to such termination. A qualifying leave of absence, determined in accordance with procedures established by the Administrator, shall not be deemed to be a termination of employment but, except as otherwise determined by the Administrator, the employee’s Performance Award will be reduced pro rata based on the number of months during which such person was on such leave of absence during the performance period. A Performance Award shall not vest during a leave of absence granted an employee for local, state, provincial, or federal government service.

(7)      Upon termination of an employee’s employment by reason of death prior to the end of any performance period, the Performance Award granted to such employee with respect to such performance period, except as otherwise provided in paragraph 4.e.(3), shall be reduced pro rata based on the number of months remaining in the performance period after the month of such employee’s death. The percentage of the reduced Performance Award to be distributed to such employee shall be determined by the Administrator (i) on the basis of the performance levels established for such award (including the minimum performance level) and the performance level achieved through the end of the fiscal year during which such employee died and (ii) in the discretion of the Administrator, on the basis of individual performance during the applicable period. Such Final Awards will immediately vest and be paid as promptly as practicable.

(8)       If an employee is promoted during the performance period with respect to any Performance Award, such Performance Award may, in the discretion of the Administrator, be increased to reflect such employee’s new responsibilities.

(9)       Performance Awards that have become Final Awards may be subject to a vesting schedule established by the Administrator. Except as otherwise provided in this Plan, no Final Award (or portion thereof) subject to a vesting schedule shall be paid prior to vesting and the unpaid portion of any Final Award shall be subject to the provisions of paragraph 4.e.(5). The Administrator shall have the authority to modify a vesting schedule as may be necessary or appropriate in order to implement the purposes of this Plan.

(10)     No holder of a Performance Award shall have any rights to dividends or interest or other rights of a stockholder with respect to a Performance Award prior to such Performance Award’s becoming a Final Award.

(11)     To the extent that any employee, former employee, or any other person acquires a right to receive payments or distributions under this Plan with respect to a Performance Award, such right shall be no greater than the right of a general unsecured creditor of the Company. All payments and distributions to be made hereunder shall be paid from the general assets of the Company. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any employee, former employee, or any other person.

5.             EFFECT OF CERTAIN TRANSACTIONS

a.             MERGERS, ETC. Immediately prior to a Covered Transaction (other than an Excluded Transaction in which the outstanding Awards have been assumed or substituted for as provided below), all outstanding Awards shall vest and, if relevant, become exercisable, all Performance Criteria and other conditions to any Award shall be deemed satisfied (and with respect to any Performance Awards, satisfied to the extent that Final Awards with respect thereto shall have been deemed to have been awarded in accordance with Section 4.e (subject to the discretion of the Administrator as to the satisfaction of performance levels of the Performance Award)), and all deferrals measured by reference to or payable in shares of Stock shall be accelerated. Upon consummation of a Covered Transaction, all Awards then outstanding and requiring exercise or delivery shall terminate unless assumed by an acquiring or surviving entity or its affiliate as provided below.

In the event of a Covered Transaction, the Administrator may provide for substitute or replacement Awards from, or the assumption of Awards by, the acquiring or surviving entity or its affiliates on such terms as the Administrator determines.

b.             CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK

(1)           BASIC ADJUSTMENT PROVISIONS. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 2.a. and to the maximum share limits described in Section 2.c., and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2)           CERTAIN OTHER ADJUSTMENTS. The Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to common stockholders other than those provided for in Section 5.a. and 5.b.(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder; PROVIDED, that no such adjustment shall be made to the maximum share limits described in Section 2.c., or otherwise to an Award intended to be eligible for the performance-based exception under Section 162(m), except to the extent consistent with that exception, nor shall any change be made to ISOs except to the extent consistent with their continued qualification under Section 422 of the Code.

(3)           CONTINUING APPLICATION OF PLAN TERMS. References in the Plan to shares of Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to Section 5.b.(1) or 5.b.(2) above.

6.             LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until the Company’s counsel has approved all legal matters in connection with the issuance and delivery of such shares; if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

7.             AMENDMENT AND TERMINATION

Subject to the last sentence of Section 1, the Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards; PROVIDED, that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required under the rules of the New York Stock Exchange (which includes any “material revision” as defined under the rules of the New York Stock Exchange) or in order for the Plan to continue to qualify under Section 422 of the Code and for Awards to be eligible for the performance-based exception under Section 162(m).

8.             NON-LIMITATION OF THE COMPANY’S RIGHTS

The existence of the Plan or the grant of any Award shall not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

9.             GOVERNING LAW

The Plan shall be construed in accordance with the laws of The Commonwealth of Massachusetts without reference to principles of conflicts of laws.

10.          DEFINED TERMS.

The following terms, when used in the Plan, shall have the meanings and be subject to the provisions set forth below:

“ADMINISTRATOR”: The Board or, if one or more has been appointed, the Committee. With respect to ministerial tasks deemed appropriate by the Board or Committee, the term “Administrator” shall also include such persons (including Employees) to whom the Board or Committee shall have delegated such tasks.

“AFFILIATE”: Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

“AWARD”: Any or a combination of the following (which shall include any Final Award with respect to the following):

(i)            Stock Options.

(ii)           SARs.

(iii)          Restricted Stock.

(iv)          Unrestricted Stock.

(v)           Deferred Stock.

(vi)          Cash Performance Awards.

(vii)         Other Performance Awards.

(viii)        Grants of cash made in connection with other Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Participant.

“BOARD”: The Board of Directors of the Company.

“CASH PERFORMANCE AWARD”: A Performance Award payable in cash. The right of the Company under Section 4.a.(3) (subject to the consent of the holder of the Award as therein provided) to extinguish an Award in exchange for cash or the exercise by the Company of such right shall not make an Award otherwise not payable in cash a Cash Performance Award.

“CODE”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“COMMITTEE”: One or more committees of the Board (including any subcommittee thereof) appointed or authorized to make Awards and otherwise to administer the Plan. In the case of Awards granted to executive officers of the Company, except as otherwise permitted by the regulations at Treas. Regs. Section 1.162-27, the Committee shall be comprised solely of two or more outside directors within the meaning of Section 162(m).

“COMPANY”: Charles River Laboratories International, Inc.

“COVERED TRANSACTION”: Any of (i) a consolidation or merger in which the Company is not the surviving corporation or which results in any individual, entity or “group” (within the meaning of section 13(d) of the Securities Exchange Act of 1934) acquiring the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) directly or indirectly of more than 50% of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company.

“DEFERRED STOCK”: A promise to deliver Stock or other securities in the future on specified terms.

“EMPLOYEE”: Any person who is employed by the Company or an Affiliate.

“EXCLUDED TRANSACTION”: A Covered Transaction in which

(i)            the shares of common stock of the Company or the voting securities of the Company entitled to vote generally in the election of directors are acquired directly from the Company; or

(ii)           the shares of common stock of the Company or the voting securities of the Company entitled to vote generally in the election of directors are acquired by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

(iii)          (a) the beneficial owners of the outstanding shares of common stock of the Company, and of the securities of the Company entitled to vote generally in the election of directors, immediately prior to such transaction beneficially own, directly or indirectly, in substantially the same proportions immediately following such transaction more than 50% of the outstanding shares of common stock and of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) resulting from such transaction and (b) at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the board of directors at the time of the execution of the initial agreement, or of the action of the Board, authorizing such transaction.

“FULL-VALUE AWARD”: an Award other than an Option or SAR, and which is settled by the issuance of shares of Stock or the value of the stated number of shares in cash.

“FUNGIBLE POOL UNIT”: the measuring unit used for purposes of the Plan, as specified in Section 2, to determine the number of Shares which may be subject to Awards hereunder, which shall consist of Shares in the proportions (ranging from 1.0  to 2.3) as set forth in Section 2(a).

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

“PARTICIPANT”: An Employee, director or other person providing services to the Company or its Affiliates who is granted an Award under the Plan.

“PERFORMANCE AWARD”: An Award subject to Performance Criteria (including any Award that is a Final Award distributed in satisfaction of the vesting of a Performance Award that was subject to Performance Criteria).

“PERFORMANCE CRITERIA”: Specified criteria the satisfaction of which is a condition for the exercisability, vesting or full enjoyment of an Award. For purposes of Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion shall mean an objectively determinable measure of performance relating to any of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; liabilities; costs; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; working capital requirements; stock price; stockholder return; sales, contribution or gross margin, of particular products or services; particular operating or financial ratios; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A Performance Criterion measure and targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.

“PLAN”: The Charles River Laboratories International, Inc. 2007 Incentive Plan as from time to time amended and in effect.

“PREEXISTING PLANS”: Any plan of the Company or its predecessors in existence at or prior to March 22, 2007 under which equity, equity-based or performance cash awards were granted, including, without limitation, the following: (1) Charles River Laboratories International, Inc. 2000 Incentive Plan; (2) Charles River Laboratories Holdings, Inc. 1999 Management Incentive Plan; and (3) Charles River Laboratories International, Inc. 2000 Directors Stock Plan.  For the purposes of this definition, “preexisting plans” shall not refer to the Company’s Executive Incentive Compensation Plan (EICP).

“RESTRICTED STOCK”: An Award of Stock subject to restrictions requiring that such Stock be redelivered to the Company if specified conditions are not satisfied.

“SECTION 162(m)”: Section 162(m) of the Code.

“SARS”: Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

“STOCK”: Common Stock of the Company.

“STOCK OPTIONS”: Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

“UNRESTRICTED STOCK”: An Award of Stock not subject to any restrictions under the Plan.

11.          SECTION 409A OF THE CODE

To the extent applicable, the Plan is intended to comply with Section 409A of the Code and the Administrator shall interpret and administer the Plan in accordance therewith.  In addition, any provision in this Plan document that is determined to violate the requirements of Section 409A shall be void and without effect.  In addition, any provision that is required to appear in this Plan document that is not expressly set forth shall be deemed to be set forth herein, and such Plan shall be administered in all respects as if such provisions were expressly set forth.  The Administrator shall have the authority unilaterally to accelerate or delay a payment to which the holder of any Award may be entitled to the extent necessary or desirable to comply with, or avoid adverse consequences under, Section 409A.

12.          EFFECTIVE DATE OF THE PLAN

The Plan shall be effective as of the date of its approval by the Board, subject to its approval by the stockholders of the Company.

13.          AWARDS UNDER PREEXISTING PLANS

Upon approval of the Plan by stockholders of the Company as contemplated under Section 12, no further awards shall be granted under the Preexisting Plans; PROVIDED, however, that any shares that have been forfeited or cancelled in accordance with the terms of the applicable award under a Preexisting Plan may be subsequently again awarded in accordance with the terms of such Preexisting Plan.

<STOCK#> 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 NNNNNNNNN NNNNNNN MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNNNNN 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 NNNNNNNNNNNNNNN C 1234567890 J N T 0 2 1 0 7 1 1 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 0110GB 1 U P X + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card . + Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. 01 - James C. Foster 02 - Nancy T. Chang 03 - Stephen D. Chubb 04 - Deborah T. Kochevar 05 - George E. Massaro 06 - George M. Milne, Jr. 07 - C. Richard Reese 08 - Douglas E. Rogers 09 - Samuel O. Thier 10 - William H. Waltrip Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. Election of Directors: For Against Abstain 2. Proposal to approve an amendment to the Company’s 2007 Incentive Plan to Increase the Number of Shares of Common Stock for Issuance thereunder from 6,300,000 to 8,800,000. 01 02 03 04 05 06 07 08 09 Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. For Against Abstain 3. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for the fiscal year ending December 26, 2009. 10

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 251 Ballardvale Street Wilmington, MA 01887 (781) 222-6000 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS — MAY 7, 2009 THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF CHARLES RIVER LABORATORIES INTERNATIONAL, INC. The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement in connection with the Annual Meeting of Stockholders to be held at 8:30 a.m. on Thursday, May 7, 2009 at Charles River Laboratories International, Inc., 187 Ballardvale Street, Wilmington, MA 01887 and hereby appoints James C. Foster, Thomas F. Ackerman and David P. Johst, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Charles River Laboratories International, Inc. registered in the name provided herein which the undersigned is entitled to vote at the 2009 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy. This Proxy may be revoked by the person giving it any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any shareholder who has executed a Proxy but is present at the Annual Meeting, and who wishes to vote in person, may do so by revoking his or her Proxy as described in the preceding sentence. This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR Proposals 1, 2 and 3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. CONTINUED AND TO BE SIGNED ON REVERSE SIDE . Proxy — CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

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CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To be Held on May 7, 2009
PROPOSAL ONE ELECTION OF DIRECTORS
NOMINEES FOR DIRECTORS
PROPOSAL TWO APPROVAL OF AMENDMENT TO THE 2007 INCENTIVE PLAN
2007 Incentive Plan (amended)
Equity Compensation Plan Information
PROPOSAL THREE RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
BENEFICIAL OWNERSHIP OF SECURITIES
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION AND RELATED INFORMATION 2008 Summary Compensation Table
2008 Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal 2008 Year-End
2008 Option Exercises and Stock Vested
2008 Pension Benefits
2008 Nonqualified Deferred Compensation
Potential Payments upon Termination or Change in Control
2008 Director Compensation
REPORT OF THE AUDIT COMMITTEE
OTHER MATTERS